STOCK PURCHASE AGREEMENT





                                Between and Among

                          BIOMETRIC TECHNOLOGIES CORP.,
                       PALOMAR MEDICAL TECHNOLOGIES, INC.
                                       AND
                                  DYNACO CORP.

                                TABLE OF CONTENTS

                                                                                                    Page

ARTICLE I - PHASE I TRANSACTION                                                                      3
                  1.1      Sale and Purchase of Dynaco Assets                                        3
                  1.2      Phase I Purchase Price                                                    4
                  1.3      Phase I Transaction Special Covenants                                     4

ARTICLE II - PHASE II TRANSACTION                                                                    8
                  2.1      Sale and Purchase of Dynaco Shares                                        8
                  2.2      Phase II Purchase Price                                                   8
                  2.3      Phase II Price Adjustments                                                10
                  2.4      Warrant  11
                  2.5      Phase II Transaction Special Covenants                                    12

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF PALOMAR                                              15
                  3.1      Organization in Good Standing                                             15
                  3.2      Authorization                                                             15
                  3.3      Title to the Dynaco Assets (Other Than Intellectual Property Rights)      15
                  3.4      Absence of Default; No Violations                                         15
                  3.5      No Adverse Material Agreements                                            16
                  3.6      Litigation                                                                16
                  3.7      Modification of Representations and Warranties                            16

ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF BTC                                                   16
                  4.1      Organization and Good Standing                                            16
                  4.2      Authorization                                                             17
                  4.3      Litigation                                                                17
                  4.4      Absence of Defaults                                                       17

ARTICLE V - GENERAL COVENANTS OF PALOMAR AND DYNACO                                                  18
                  5.1      Good Faith Efforts                                                        18
                  5.2      Non-Competition                                                           18
                  5.3      Legal Representation                                                      19
                  5.4      Confidentiality                                                           19

ARTICLE VI - GENERAL COVENANTS OF BTC                                                                20
                  6.1      Good Faith Efforts                                                        20
                  6.2      BTC Non-Compete                                                           20
                  6.3      Confidentiality                                                           20

ARTICLE VII - CLOSING      21
                  7.1      Closing Dates                                                             21
                  7.2      Closing Conditions                                                        21

ARTICLE VIII - SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
                      INDEMNIFICATION                                                                24
                  8.1      Survival of Representations                                               24
                  8.2      Indemnification                                                           24

ARTICLE IX - NOTICE AND CURE; REMEDIES                                                               25
                  9.1      Cure Period                                                               25
                  9.2      General Remedies                                                          25
                  9.3      Violation of Non-Solicitation Provisions                                  25
                  9.4      Injunctive Relief                                                         25
                  9.5      Remedies Cumulative                                                       26

ARTICLE X - TERMINATION    26
                  10.1     Termination by Either Party                                               26
                  10.2     Reserved 26

ARTICLE XI - MISCELLANEOUS 27
                  11.1     Governing Law                                                             27
                  11.2     Fees and Expenses                                                         27
                  11.3     Arbitration of Disputes                                                   27
                  11.4     Cooperation; Further Action                                               29
                  11.5     Intellectual Property Rights                                              29
                  11.6     Notices  29
                  11.7     Execution in Counterparts                                                 31
                  11.8     Integration                                                               31
                  11.9     Waiver   31
                  11.10    Assignment                                                                31
                  11.11    Further Assurances                                                        32
                  11.12    Headings 32
                  11.13    Attorneys' Fees and Costs                                                 32

                            STOCK PURCHASE AGREEMENT

     This STOCK PURCHASE AGREEMENT ("Agreement") is made and entered into this 9th day of December, 1997 by and among Biometric Technologies Corporation, a Delaware corporation ("BTC"), Palomar Medical Technologies, Inc., a Delaware corporation ("Palomar"), and Dynaco Corp., a Delaware corporation ("Dynaco"). BTC, Palomar and Dynaco will be referred to collectively in this Agreement as the "Parties." The term "Sellers" refers to Palomar and Dynaco, collectively.

                                R E C I T A L S

     A. Palomar is the owner of 100% of the issued and outstanding shares of the common stock of Dynaco (the "Dynaco Shares"). Dynaco is the owner of certain issued and outstanding shares of the common stock of Dynamem, Inc. ("Dynamem"), Comtel Electronics, Inc. ("Comtel"), and 100% of the issued and outstanding common stock of Electronic Packaging Interconnect Corp. ("EPIC"). EPIC is a wholly owned subsidiary of Dynaco to which Dynaco has contributed all of the assets of its Indra Technologies Division (the "IT Assets").

     B. BTC has been formed by key members of Dynaco's management, with Palomar's consent, to purchase certain Palomar subsidiaries and certain Dynaco assets. The Sellers desire to sell, and BTC to buy, the issued and outstanding shares of the common stock of Dynamem (the "Dynamem Stock"), Comtel (the "Comtel Stock") and EPIC (the "EPIC Stock") (collectively, the "Phase I Transaction,"). Collectively the Dynamem Stock, Comtel Stock and the EPIC Stock are referred to as the "Dynaco Assets." Concurrently with the close of the Phase I Transaction, Palomar will cause Comtel to transfer upstream to Palomar that business of Comtel relating to New

Media, Inc. (including certain related assets and liabilities) existing as of the close of the Phase I Transaction (the "New Media Transaction"), and to assume certain liabilities related to the New Media Transaction.

     C. Following the Phase I Transaction, BTC intends and will use good faith efforts to acquire Ultra Scan, Inc. ("Ultra Scan"). BTC subsequently will use all commercially reasonable efforts to file a registration statement with the United States Securities and Exchange Commission ("SEC") on Form S-1 and to effect and close an initial public offering for not less than $10,000,000 of its common voting stock (the "IPO").

     D. Following the close of the IPO, or June 30, 1998, whichever occurs first, BTC intends to purchase from Palomar, and Palomar intends to sell to BTC the Dynaco Shares, (hereinafter the "Phase II Transaction").

     E. The Boards of Directors of BTC and the Sellers have determined that it is in the best interests of their respective shareholders to enter into the Phase I and Phase II Transactions (collectively, the "Transactions"), and the Parties desire to enter into this Agreement to set forth the terms and conditions of the Transactions and their representations, warranties and covenants made to induce the execution and delivery of this Agreement.

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement, the Parties agree as follows:

                                   ARTICLE I

                              PHASE I TRANSACTION

     1.1 SALE AND PURCHASE OF DYNACO ASSETS. The Sellers hereby sell to BTC, and BTC purchases from Sellers, the Dynaco Assets for the purchase price and on the terms and conditions described below.

          1.1.1 SALE OF DYNAMEM AND COMTEL STOCK. In reliance upon the representations, warranties and covenants of the Parties, and on the terms and subject to the conditions set forth in this Agreement, Sellers hereby sell, convey, transfer, assign and deliver to BTC, and BTC hereby purchases, acquires and accepts from Sellers, all of the Dynamem Stock and the Comtel Stock held by Palomar, constituting, respectively, eight thousand (8,000) shares of Dynamem's voting common stock, par value $1.00 per share and four million five hundred eleven thousand one hundred (4,511,100) shares of Comtel's voting common stock, no par value.

          1.1.2 ACQUISITION OF EPIC STOCK. In reliance upon the representations, warranties and covenants of the Parties, and on the terms and subject to the conditions set forth in this Agreement, Sellers hereby sell, convey, transfer, assign and deliver to BTC, and BTC purchases, acquires and accepts from Sellers, at the Phase I Closing Date (as defined in Section 7.1.1, below), all of the EPIC Stock, constituting one thousand (1,000) shares of EPIC's common voting stock, par value $0.01 per share. The Parties agree EPIC is a newly incorporated entity. The parties intend that in addition to the IT Assets contributed to EPIC, EPIC will also assume those liabilities described in Exhibit 1. It is the intent of the Parties that the assets and liabilities of EPIC shall be those described in Exhibit 1 and include all assets (including the Intellectual Property Rights, as defined in this Agreement) formerly used in connection with the operation and maintenance of the Dynaco Indra Technologies Division, prior to its incorporation as EPIC. The IT Assets are conveyed to EPIC "As Is" and where presently located. Sellers shall have the right, at their sole expense, to make copies of all of the records and documents in the IT Assets, at the time of the Phase I Closing Date or thereafter, for commercially reasonable business purposes not inconsistent with this Agreement (e.g., filing of tax returns and compliance with governmental requirements or inquiries).

     1.2 PHASE I PURCHASE PRICE. The purchase price for the Dynaco Assets shall be $3,654,000 (the "Phase I Purchase Price"), which shall be payable to Palomar on the closing date for the Phase I Transaction (the "Phase I Closing Date", as defined in Section 7.1.1 below) as follows:

          1.2.1 $850,000, which shall be evidenced by a promissory note in the form attached hereto as Exhibit 2.A (the "Down Payment Note") and which will be secured by a Pledge and Security Agreement in the form attached hereto as
Exhibit 2.B. The collateral to be pledged by BTC to secure the Down Payment Note shall be publicly tradeable securities; such collateral shall at all times be maintained as more particularly provided in the Pledge and Security Agreement set forth at Exhibit 2.B.

          1.2.2 The balance shall be evidenced by a promissory note in the amount of $2,804,000 (the "Palomar Note"), attached hereto as Exhibit 2.C and incorporated by this reference.

     1.3  PHASE I TRANSACTION SPECIAL COVENANTS.

          1.3.1 NEW MEDIA TRANSACTION. Concurrently with the Phase I Closing Date (as defined in Section 7.1.1 below), Palomar shall cause Comtel to transfer upstream to Palomar that business of Comtel with New Media, Inc., described in
Exhibit 3.A (the "Transferred Assets and Liabilities"). Any liability of Comtel (including, without limitation, the obligation to perform any contracts) arising from Comtel's business with New Media which is part of the Transferred Assets and Liabilities described in Exhibit 3.A is hereby assumed by Palomar as of the Phase I Closing Date. Palomar shall have all rights to, and obligations arising from, the Transferred Assets and Liabilities. Palomar shall indemnify and hold BTC harmless for, from and against any such liabilities (including attorneys' fees and costs and expert fees and costs incurred in defending any claims arising from such liabilities) related to Transferred Assets and Liabilities. As of the Phase I Closing Date, Comtel's balance sheet shall appear substantially in the form set forth in Exhibit 3.B. As a result of the New Media Transaction, Palomar shall, as of the Phase I Closing Date (as defined in Section 7.1.1 below), assume all liabilities and shall acquire all assets of Comtel related to any business now or previously conducted between Comtel and New Media. The assets described in Exhibit 3.C as the retained assets (the "Retained Assets") shall be retained by Comtel and, upon the Phase I Closing Date, Comtel shall have all rights to the Retained Assets (and, except as described in Exhibit 3.B, shall perform all obligations related to such assets), which shall inure to the benefit of Comtel and BTC.

          1.3.2 PHASE I INTELLECTUAL PROPERTY RIGHTS. At the Phase I Closing, Sellers, as part of the sale of the Dynaco Assets, hereby sell, transfer, convey and assign to BTC, and BTC purchases from Sellers, the goodwill of the business, including all the Intellectual Property Rights (as defined in Section 11.5) associated with or used in connection with the Dynaco Assets or the business conducted by Comtel, Dynamem, the Indra Technologies Division of Dynaco and EPIC. Sellers each agree to execute and deliver to BTC such assignments and other documents as may be necessary to reflect such sale and assignment on the records of any governmental agencies, including the U.S. Patent and Trademark Office. BTC acknowledges that the sale, conversion, transfer and assignment of the Intellectual Property Rights is As Is, without any warranty whatsoever from Sellers. Sellers reserve the right, at their sole expense, to make copies of the records or documents evidencing the Intellectual Property Rights at the time of the Phase II Closing and, thereafter, for commercially reasonable business purposes not inconsistent with this Agreement (e.g., complying with governmental regulations, defending patent infringement claims, etc.).

          1.3.3 PALOMAR FUNDING; CASH FLOW PROJECTIONS. Dynaco and Lyle Jensen will promptly provide Palomar and BTC with Dynaco's cash flow projections (sources and uses of cash) from October 1, 1997, through June 30, 1998. Palomar and BTC have approved such projections as set forth in Exhibit 4. Palomar agrees that through the Phase I Closing Date Palomar will continue to fund the operations of Dynaco and its subsidiaries (Dynamem, Comtel and the operations associated with EPIC and the Indra Technologies Division of Dynaco), in accordance with the funding commitment set forth in Exhibit 4, attached hereto and, which, by this reference, is incorporated herein; provided that the need for such amount is both justified by Dynaco and is necessary to maintain Dynaco as a viable business or going concern. If the monthly or aggregate amount required by Dynaco exceeds the monthly or aggregate amount scheduled to be funded by Palomar as provided in Exhibit 4 (the "Excess Funding"), BTC agrees to provide such Excess Funding to Dynaco; provided that the need for such amount is both justified by Dynaco and is necessary to maintain Dynaco as a viable business or going concern.

          1.3.4 USE OF NAME. Upon the Phase I Closing Date, Sellers, as part of the sale of the Dynaco Assets, shall sell, assign and grant to BTC the goodwill and all Sellers rights to use and to transact business under the names "Dynamem," "Comtel Electronics," "IT," "ITI" and "Indra Technologies," "EPIC" and "Electronic Interconnect Packaging Corp." and BTC shall acquire all patents, trademarks and trade names associated with the IT Assets or used by the Indra Technologies Division, Dynamem and by Comtel, and all goodwill associated therewith.

          1.3.5 NEXAR TRANSACTION. Concurrently with the Phase I Closing Date (as defined in Section 7.1.1. below), Palomar will cause Comtel to transfer upstream to Palomar the "CBC Liabilities," as defined below, relating to loans made to Comtel by Coast Business Credit, a division of Southern Pacific Thrift and Loan Association ("CBC"), and Palomar will assume the CBC Liabilities and Palomar shall hold Comtel harmless from any and all claims or demands relating to the CBC Liabilities. The CBC Liabilities are set forth in Exhibit 3.D and shall equal that portion of the CBC loan to Comtel that was secured by the Nexar Receivables that have become ineligible as collateral as of November 1, 1997, for the CBC loan under the applicable CBC loan documents. Comtel shall retain, as an asset, all receivables due it from Nexar, Inc. (the "Nexar Receivable") and after the Phase I Closing Date transfer it to BTC for collection. From and after the Phase I Closing Date, BTC shall use all reasonable good faith efforts to collect the Nexar Receivable. BTC agrees that it will cause the first
$621,000 of the Nexar Receivable collected by BTC to be paid promptly to Palomar, in consideration of Palomar assuming the CBC Liabilities.

                                    ARTICLE II

                              PHASE II TRANSACTION

     2.1 SALE AND PURCHASE OF DYNACO SHARES. Following the Phase I Closing Date, BTC will exercise good faith efforts and due diligence to (i) consummate the acquisition of Ultra Scan; (ii) cause BTC to file with the SEC a registration statement on the appropriate form to register a sufficient number of BTC's shares ("IPO Shares") to raise the funds described in clause (iii) below; and
(iii) cause BTC to enter into an underwriting agreement with an underwriter selected by BTC to effect an initial public offering of its shares resulting in proceeds to BTC of not less than $10,000,000 (the "IPO"). On the Phase II Closing Date, BTC will purchase from Palomar all the Dynaco Shares on the terms and conditions as described in this Agreement.

     2.2 PHASE II PURCHASE PRICE. The purchase price for the Dynaco Shares to be purchased by BTC from Palomar is $5,346,000 (the "Phase II Purchase Price"), subject to the adjustments set forth in Section 2.3, and shall be paid by BTC to Palomar as follows:

          2.2.1 BTC will pay cash in the amount of $2,673,000 to Palomar upon the Phase II Closing Date.

          2.2.2 Upon the Phase II Closing Date, BTC shall issue to Palomar that number of shares of BTC common voting stock having a fair market value, as determined by the price of the IPO shares, as offered to the public by the underwriter on the IPO closing date (disregarding restrictions on transfer, block discounts, or any other limitations on marketability), equal to $2,673,000 (the "BTC Shares").

          2.2.3 Subject to satisfying underwriting requirements, Palomar shall have the right to include the BTC Shares in any registration statement filed by BTC with the SEC subsequent to the IPO, as more fully described in Exhibit 5 attached hereto. (In the event of any inconsistencies between this Section 2.2.3 and the Registration Agreement in Exhibit 5, the Registration Agreement in
Exhibit 5 shall govern.) Any "lock-up" period required by the underwriter, applicable to the BTC Shares shall be no longer than the lock-up period applicable to Lyle Jensen ("Jensen") and Maurice Needham ("Needham"). Following the IPO and the expiration of any lock-up and no-sale period required by the IPO underwriter, Palomar shall have demand registration rights with respect to any remaining BTC Shares for a period of not less than three years, as provided in
Exhibit 5 below. If any BTC Shares issued, or to be issued to Jensen or Needham, are included in the IPO, all the BTC Shares issued to Palomar shall also be included in the registration statement filed with the SEC in connection with the IPO.

          2.2.4 The preceding sections to the contrary notwithstanding, Palomar may, by notifying BTC at least 20 days prior to the Phase II Closing Date, elect to have the Phase II Purchase Price paid entirely in cash. In that event, the total Phase II Purchase Price shall be $3,500,000 ("Cash Option Price"), and upon payment of such amount, the Dynaco Shares shall be sold, conveyed and transferred to BTC, free and clear of all liens, encumbrances and any adverse claims, and BTC shall be released of any requirement to register the BTC Shares described in Section 2.2.2 above.

          2.2.5 If for any reason the IPO fails to occur or BTC fails to acquire Ultra Scan, BTC may, in its own right, acquire the Dynaco Shares prior to June

30, 1998, for $3,500,000 cash (the "Cash Price"). Subject to the preceding sentence, from October 17, 1997 through the date a registration statement is filed with the SEC with respect to the IPO Shares, BTC and Palomar will cooperate and may attempt to sell the Dynaco Shares to a third party. If BTC and Palomar are able to sell the Dynaco Shares to a third party for more than $3,500,000, BTC shall be entitled to receive for its efforts an amount equal to the consideration received in excess of $3,500,000 (the "Excess Consideration") multiplied by 50% (the "Share Payment"); the balance of the consideration shall be paid to Palomar. Upon BTC's receipt of the Share Payment, BTC agrees to pay an amount equal to 25% of the Excess Consideration to Palomar, which amount shall be credited against the principal balance of the Palomar Note. Upon the sale of the Dynaco Shares to a third party, BTC shall be released from any obligation it may have either to deliver to Palomar the BTC Shares or cause such shares to be registered with the SEC, as contemplated by Section 2.2.1 and
Exhibit 5.

     2.3 PHASE II PRICE ADJUSTMENTS. The following price adjustments shall be applicable to the Phase II Transaction:

          2.3.1 If a material adverse change occurs in Dynaco's book value, as determined under generally accepted accounting principles consistently applied (exclusive of any change resulting from the New Media Transaction), between the Phase I Closing Date and the Phase II Closing Date, the Phase II Purchase Price will be adjusted downward to reflect such change, or other action relating to the terms of purchase and agreeable to both parties will be taken prior to the Phase II Closing Date to adjust for such material adverse change. A "material adverse change" in Dynaco's book value shall mean a decline in book value of Dynaco, as determined under generally accepted accounting principles, in excess of 15% of the Phase II Purchase Price (e.g., if book value decreases by 20%, the Purchase Price would be reduced by 25% of such decrease or the amount over 15%), for reasons other than the New Media Transaction.

          2.3.2 If a material increase occurs in the book value of Dynaco between the Phase I Closing Date and the Phase II Closing Date, as determined under generally accepted accounting principles consistently applied, the Phase II Purchase Price shall be increased by an amount equal to the excess of Dynaco's increased book value, as determined under generally accepted accounting principles consistently applied, over the Phase II Purchase Price, set forth above, as determined ten (10) business days prior to the Phase II Closing Date, multiplied by 50%.

     2.4 WARRANT. Upon the occurrence of the Phase II Closing Date, BTC shall issue to Palomar a warrant in the form set forth in Exhibit 6 (the "Warrant") for the purchase of that number of shares of BTC's voting common stock equal to $850,000, the value of such shares to be determined at the Closing Price (as defined below). The Warrant shall expire three (3) years following the date of its issuance and shall be exercisable only if a Triggering Event occurs. A Triggering Event shall occur if: (i) BTC achieves $50,000,000 in gross revenue by December 31, 1998; (ii) BTC achieves $4,000,000 in net, pre-tax earnings in any fiscal year ending on or before December 31, 1999, or (iii) the common stock of BTC trades on any national securities exchange on which it is listed or, if not so listed, on the National Association of Security Dealers, Inc. Automated Quotation System (NASDAQ), at $12.00 per share or more for ten (10) consecutive trading days within three years after the date of the issuance of the Warrant. The Warrant shall provide that the per share exercise price is $0.01 per share. The Closing Price shall be the closing price of BTC's common voting stock, as reported on any national securities exchange on which BTC stock is listed, or, if BTC's stock is traded on NASDAQ, the average of the lowest bid and highest asked price for such day, on the date of a Triggering Event occurs, or if that date is not a trading date, on the trading day immediately preceding the date a Triggering Event occurs. BTC warrants that the conditions for the exercise of the Warrant by Palomar shall be no less favorable to Palomar that are the terms and conditions imposed by the Phase II Transaction underwriter upon the escrow and forfeiture of BTC common stock issued to Needham and Jensen.

     2.5 PHASE II TRANSACTION SPECIAL COVENANTS.

          2.5.1 BTC MANAGEMENT. Until the earlier of the Phase II Closing Date or the disposition of the Dynaco Shares to a third party has occurred, BTC will cause Jensen, without payment of compensation from Dynaco, to maintain his present office, at Dynaco's Tempe, Arizona, facility and, in addition to performing any duties for BTC, BTC will use all reasonable good faith efforts to cause Lyle Jensen to assist Dynaco in conducting and carrying out its business, as presently conducted, and in maintaining its assets and business. Neither BTC nor Jensen shall be charged rent for Jensen's office.

          2.5.2 OWNERSHIP OF DYNACO SHARES. Palomar represents and warrants that two million (2,000,000) $0.01 par value Dynaco Shares are duly authorized, validly issued and outstanding, and fully paid and non-assessable, that it owns the Dynaco Shares, and that there are no outstanding warrants, options, convertible securities, scrip, contracts, calls, preemptive rights or other rights or obligations existing that will impair or adversely affect BTC's rights to full ownership of the Dynaco Shares.

          2.5.3 PALOMAR FUNDING. Palomar will fund the operations of Dynaco in accordance with funding requirements set forth in Exhibit 4 from October 1, 1997, through the Phase II Closing Date; provided that the need for such amount is both justified by Dynaco and is necessary to maintain Dynaco as a viable business or going concern. Amounts funded by Palomar pursuant to this Section
2.5.3 will not be added to the principal balance of the Palomar Note. If the monthly or aggregate amount required by Dynaco exceeds the monthly or aggregate amount to be advanced by Palomar to Dynaco, as scheduled in Exhibit 4 (the "Excess Funding"), BTC agrees to provide such Excess Funding to Dynaco; provided that the need for such amount is both justified by Dynaco and is necessary to maintain Dynaco as a viable business or going concern.

          2.5.4 NON-SOLICITATION OF DYNACO EMPLOYEES. Prior to the Phase II Closing, BTC agrees not to solicit or hire any Dynaco employees without obtaining Palomar's prior written consent. The Parties agree that Dynaco has a legitimate protectable interest in preventing the solicitation of its employees, and BTC agrees that this prohibition of solicitation is reasonable.

          2.5.5 USE OF NAME. Upon the Phase II Closing Date, as part of the sale of the Dynaco Shares, Palomar shall sell, assign and grant to BTC the goodwill of the business together with all of Seller's rights to use, and to transact business under, the names "Dynaco," "Dynaco Corp.," and any variant thereof, and BTC shall acquire all patents, trademarks and trade names associated with or used by Dynaco, and any related goodwill.

          2.5.6 IPO. Sellers agree to cooperate with BTC to the extent reasonably necessary in order for BTC to effect and close the IPO.

          2.5.7 SALE OF INTELLECTUAL PROPERTY RIGHTS. At the Phase II Closing, Sellers hereby sell, convey, assign and transfer to BTC all Intellectual Property Rights (as defined in Section 11.5) owned or possessed by Seller and used by Dynaco or owned by Dynaco, together with all goodwill related thereto, except those transferred pursuant to Section 1.3.2, to BTC, and agree to execute such assignments and other documents as necessary to effect such assignment. BTC acknowledges that the sale, conveyance, transfer and assignment of the Intellectual Property Rights is made As Is, without any warranty whatsoever.

          2.5.8 NO TRANSFER TO THIRD PARTY. Sellers will not sell, transfer, pledge or hypothecate the Dynaco Shares to any third party prior to June 30, 1998, except as otherwise contemplated by this Agreement.

          2.5.9 COVENANT OF FURTHER ASSURANCE. Without further consideration, Sellers will at any time, and from time to time, after the Phase I and Phase II Closing Dates, execute and deliver such further instruments of conveyance, transfer and assignment, make such government filings, and take such other action as BTC reasonably may request to convey, transfer and assign more effectively to BTC any of the Dynaco Assets and all Sellers' rights under the Dynaco Assets, and will assist BTC in the collection and reduction to possession of the Dynaco Assets, and will take other action that is reasonably necessary for these purposes, all at BTC's cost.

                                    ARTICLE  III

                   REPRESENTATIONS AND WARRANTIES OF PALOMAR

     Palomar represents and warrants to BTC as follows:

     3.1 ORGANIZATION IN GOOD STANDING. Palomar is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware, with all corporate power and authority necessary to enter into this Agreement and to consummate the Transactions contemplated under this Agreement.

     3.2 Authorization. The execution and delivery of this Agreement and the consummation of the Transactions contemplated hereby have been duly authorized by the Board of Directors of Palomar and Dynaco, and all other corporate action of Palomar and Dynaco, including all authorizations and ratifications necessary to authorize the execution and delivery of this Agreement and the carrying out of the transactions contemplated hereby have been taken and are in full force and effect. The obligations of Palomar and Dynaco under this Agreement are binding and enforceable according to their terms.

     3.3 TITLE TO THE DYNACO ASSETS (OTHER THAN INTELLECTUAL PROPERTY RIGHTS). Sellers own good and marketable title to the Dynaco Assets and Dynaco Shares free and clear of any liens, encumbrances or adverse claims, other than any liens and encumbrances incurred in the ordinary course of business and disclosed to BTC.

     3.4 ABSENCE OF DEFAULT; NO VIOLATIONS. Palomar is not, and to the best of Palomar's knowledge, Dynaco is not and at the Phase I and Phase II Closing Date, will not be, in default under or in any violation or breach of any contract, agreement, lease, instrument, commitment or document by which Palomar or any of the Dynaco Assets or the Dynaco Shares is bound, and the sale of the Dynaco Assets and Dynaco Shares to BTC does not conflict with Palomar's or Dynaco's charter documents or violate any order, law or regulation by which Palomar, Dynaco, or the Dynaco Assets is bound, or to which either the Dynaco Assets or the Dynaco Shares are subject.

     3.5 NO ADVERSE MATERIAL AGREEMENTS. The sale of the Dynaco Assets and Dynaco Shares does not conflict with any material agreements to which Palomar, or its subsidiaries, or the Dynaco Assets or the Dynaco Shares is subject to or by which any of them are bound, other than any liens or encumbrances incurred in the ordinary course of business and disclosed or known to BTC.

     3.6 LITIGATION. Except as described in Exhibit 7, Palomar knows of no litigation, pending or threatened, that, if adversely resolved, would materially affect Palomar's or Dynaco's ability to consummate the Transactions contemplated by this Agreement.


     3.7 MODIFICATION OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Palomar set forth herein shall be deemed to be modified to, except any matter listed in the exhibits to this Agreement and any matters actually known to Mr. Lyle Jensen or Mr. Maurice Needham with respect to the Dynaco Assets as of the Phase I Closing Date and, with respect to Dynaco or the Dynaco Shares, as of the Phase II Closing Date.

                                    ARTICLE IV

                      REPRESENTATIONS AND WARRANTIES OF BTC

     BTC hereby represents and warrants to Palomar as follows:

     4.1 ORGANIZATION AND GOOD STANDING. BTC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with the corporate power and authority necessary to enter into this Agreement and to consummate the Transactions contemplated by this Agreement, and are qualified to do business in each jurisdiction, where such qualification is required.

     4.2 AUTHORIZATION. The execution and delivery of this Agreement and the consummation of the Transactions contemplated hereby have been duly authorized by BTC's Board of Directors, and all other corporate action of Buyer, including all authorizations and ratifications necessary to authorize the execution and delivery of this Agreement and the consummation of the Transactions contemplated hereby have been taken. The obligations of BTC under this Agreement are binding and enforceable according to their respective terms.

     4.3 LITIGATION. BTC knows of no litigation, pending or threatened that, if adversely resolved, would materially affect BTC's ability to consummate the Transactions contemplated by this Agreement.

     4.4 ABSENCE OF DEFAULTS. BTC is not, and will not be at either the Phase I Closing Date and the Phase II Closing Date, in default under or in violation or breach of any contract, agreement, lease, instrument, commitment or document by which BTC is or any of its properties or assets is bound, and the purchase of the Dynaco Assets and Dynaco Shares does not conflict with BTC's charter documents or violate any order, law or regulation by which BTC or its properties or assets is bound.

                                   ARTICLE V

                    GENERAL COVENANTS OF PALOMAR AND DYNACO

     5.1 GOOD FAITH EFFORTS. Palomar understands and agrees that its cooperation and assistance is required to consummate the transactions contemplated by this Agreement. Palomar agrees to act in good faith and to not act or fail to act to harm, impede, frustrate the other party in performing its obligations hereunder, or to harm, frustrate or obstruct the objectives of the Letter of Intent, this Agreement or the business of Dynaco. Palomar will use all commercially reasonable good faith efforts to cause Dynaco to maintain its business and assets in all material respects, in substantially the same manner and condition as it presently exists and is conducted, and to maintain its material contracts and use its best efforts to maintain, preserve in full force and effect Dynaco's business organization, rights, franchises, employees, materials and its current capital and debt, as they now exist, subject to the consummation of the transactions contemplated by this Agreement. Palomar agrees to use all reasonable commercial efforts through the Phase II Closing Date to maintain the business and assets of Dynaco and its subsidiaries and not harm or injure the interests of BTC in consummating the transactions contemplated by this Agreement.

     5.2 NON-COMPETITION. Palomar agrees that neither Palomar nor any of its present or future subsidiaries will compete with BTC, in any material respect, anywhere in the world, for a five-year period in connection with flexible circuit fabrication, memory modules, electronic contract manufacturing, or biometric products; provided that neither Palomar nor Dynaco shall be prohibited from manufacturing or selling flexible fabricated circuit presently maintained by Dynaco prior to the occurrence of the Phase II Closing. The Parties acknowledge and agree that this Section 5.2 is a material inducement to BTC to pay the Sellers the purchase prices as set forth in this Agreement.

     5.3 LEGAL REPRESENTATION. Sellers acknowledge that the law firm of Ryley, Carlock & Applewhite has, in the past, represented Dynaco and certain of its subsidiaries. Sellers after full disclosure by Ryley, Carlock & Applewhite and consultation with independent legal counsel, agree that Ryley, Carlock & Applewhite may represent BTC in connection with the Transactions. Ryley, Carlock & Applewhite will not represent, and has not previously represented, Palomar. Sellers waive any conflict of interest which may exist by reason of the representation by Ryley, Carlock & Applewhite of BTC in connection with BTC's purchase of the Dynaco Assets or the Dynaco Shares; provided that Ryley, Carlock & Applewhite furnishes to Sellers and BTC, in writing, its agreement not to represent either party in the event litigation between the parties arises out of the transactions contemplated hereby, or any matter involving Ryley, Carlock & Applewhite's prior representation of BTC or Palomar. Sellers further acknowledge that Ryley, Carlock & Applewhite has provided the written assurances required by the preceding sentence.

     5.4 CONFIDENTIALITY. Sellers agree to keep confidential the terms, conditions and nature of the Transactions, and shall not make any public statement or release regarding the negotiation of this Agreement; provided, however, that nothing in this Agreement or any other agreement shall prohibit Palomar or its Board of Directors from disclosing any information that may be required by law to be disclosed. All information exchanged between the parties relating to the Transactions shall remain confidential; provided that such covenant shall not apply to information regarding Palomar acquired by BTC as a result of the purchase of the Dynaco Shares.

                                   ARTICLE VI

                            GENERAL COVENANTS OF BTC

     6.1 GOOD FAITH EFFORTS. BTC understands and agrees that its cooperation and assistance is required to consummate the transactions contemplated by this Agreement. BTC agrees to act in good faith and to not act or fail to act to harm, impede, frustrate the other party in performing its obligations hereunder or to harm, frustrate or obstruct the objectives of the Letter of Intent, this Agreement or the business of Dynaco. BTC will use all commercially reasonable good faith efforts to cause Dynaco to maintain its business and assets, in all material respects, in substantially the same manner and condition as it presently exists and is conducted, to maintain its material contracts and to use its best efforts to maintain and preserve in full force and effect Dynaco's business organization, material and franchise rights, employment force and its current capital and debt structure substantially as it now exists. BTC agrees to use all reasonable commercial efforts through the Phase II Closing Date, to maintain the business and assets of Dynaco and its subsidiaries and not to harm or injure the interests of Palomar in consummating the transactions contemplated by this Agreement.

     6.2 BTC NON-COMPETE. BTC will not compete anywhere in the world with Dynaco in the flexible circuit fabrication business, from the date hereof until the first to occur of (i) the Phase II Closing Date, or (ii) five years from the date hereof.

     6.3 CONFIDENTIALITY. BTC agrees to keep confidential the terms, conditions and nature of the proposed transactions, and shall not make any public statement or release regarding the negotiation of this Agreement; provided, however, that nothing in this Agreement or any other agreement shall prohibit BTC or its Board of Directors from disclosing any information that may be required by law to be disclosed. All information exchanged between the parties relating to such transactions shall remain confidential; provided that such covenant shall not apply to information regarding BTC acquired by Palomar as a result of the purchase of the Dynaco Shares.

                                  ARTICLE VII

                                    CLOSING

     7.1  CLOSING  DATES.   The  consummation  of  the  Phase  I  and  Phase  II
Transactions  shall be as follows:

          7.1.1 PHASE I CLOSING DATE.  The Phase I Closing Date shall occur upon
(i) November 18, 1997; (ii) or any later date mutually agreed to by the Parties.

          7.1.2 PHASE II CLOSING DATE. The Phase II Closing Date shall occur upon the earlier of (i) 30 days following BTC's closing of the IPO, or (ii) June 30, 1998.

          7.1.3  CLOSING  DATE  FOR  ALL  TRANSACTIONS.   In  all  events,   all
transactions contemplated by the Letter of Intent and this Agreement shall be closed not later than June 30, 1998.

     7.2 CLOSING CONDITIONS. The obligations of the Parties to close the transactions described in this Agreement shall include the following conditions, unless waived in writing or modified:

          7.2.1 BTC closing of the bridge loan is necessary to fund its operations and the cash down payment for the Phase I Transaction;

          7.2.2   Delivery   to  BTC  by  Palomar  of  all  stock   certificates
representing the Dynamem Stock, the Comtel Stock and the EPIC Stock;

          7.2.3 The consent of any creditors, private third parties, governmental agencies or contractors of Palomar, Dynaco or its subsidiaries to BTC's acquisition of all of the Dynaco Assets and the Dynaco Shares; provided that each Party shall provide the other with reasonable notice prior to closing of any such consents known to it that may be required.

          7.2.4 The absence of any litigation seeking to enjoin any aspect of the contemplated transactions or which may adversely affect the Dynaco Assets or the Dynaco Shares, excluding only litigation of which BTC is presently aware and is listed in Exhibit 7, attached to this Agreement and which is incorporated by this reference;

          7.2.5 No order of any court or any governmental, regulatory or administrative agency and no agreement in effect, or pending or threatened, prohibiting or adversely affecting the Transactions and the Transactions contemplated hereby not constituting a default under, or a violation of, any such regulation, order, or agreement;

          7.2.6 The financial condition, business or property of any of Dynaco, its subsidiaries, or the IT Assets shall not have materially and adversely changed from the condition existing as of the date of the Letter of Intent, except for the New Media Transaction;

          7.2.7 All representations, covenants and warranties made by the Parties pursuant to this Agreement being true and correct or met, as the case may be, in all material respects as of the Phase I and Phase II Closing Dates;

          7.2.8 The Board of Directors and, if necessary, the shareholders of Palomar and its subsidiaries and BTC, approving this Agreement and the
Transactions   contemplated  thereby;

          7.2.9 Any regulatory approvals that may be necessary shall have been obtained;

          7.2.10 Receipt of an opinion from an investment banker or other independent person acceptable to Palomar that the purchase price of the Dynaco Assets and the Dynaco Shares is fair to the shareholders of Palomar from a financial point of view, and satisfaction of any other requirements deemed necessary by Palomar, in its sole discretion, to assure the fairness of the transaction to Palomar's shareholders;

          7.2.11 All corporate action by the Parties required to be taken in connection with the Transactions contemplated by this Agreement shall have been validly taken and shall be in force and effect and shall not have been rescinded; and

          7.2.12 The absence of any other condition or event that has a material adverse effect on the Dynaco Assets or the Dynaco Shares, except as otherwise contemplated by this Agreement.

          7.2.13 Execution of that certain Memorandum of Understanding between and among Palomar, CBC, Comtel, and BTC, dated concurrently herewith.

          7.2.14 Execution and delivery to Palomar of that certain Limited Guaranty of BTC, dated concurrently herewith, together with a Deed of Trust of even date, pursuant to which Jensen and Needham grant Palomar a deed of trust lien on that certain real property described in the Deed of Trust, located at 1000 South Priest Drive, Tempe, Arizona, constituting the place at which Dynaco conducts its Tempe, Arizona operations.

                                  ARTICLE VII

          SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

     8.1 SURVIVAL OF REPRESENTATIONS. Subject to the limitations contained in this Article VIII, the representations, warranties, and covenants of the Parties contained herein shall be deemed to be continuing and shall survive consummation of the Transactions.

     8.2 INDEMNIFICATION. Palomar shall indemnify and hold BTC harmless for, from and against: (a) any losses, deficiencies or adjustments resulting from any material misrepresentation, breach of warranty or non-fulfillment of any covenant on the part of Palomar under this Agreement, or from any material misrepresentation in or omission from any exhibit, certificate or other instrument furnished or to be furnished to BTC hereunder, and (b) all claims, actions, suits, proceedings, demands, assessments, judgments, costs and expenses (including reasonable attorneys' fees and court costs, and expert witness fees and costs) arising from or in connection with any of the matters described in clause (a). Palomar shall be liable to and shall reimburse BTC on demand, for any such damages, loss, deficiency or book adjustment or for any payment made by BTC at any time after the Phase I and Phase II Closing in respect of any liability or claim or costs of defense to which the foregoing indemnity relates. With regard to the representations, warranties, covenants, or agreements of Palomar contained in this Agreement, Palomar shall not be obligated under the foregoing indemnity: (i) unless BTC gives Palomar written notice of such liability, obligation or claim or of facts which may give rise to such liability, obligation or claim within three (3) years following each of the Phase I and Phase II Closing Dates; (ii) unless BTC affords Palomar reasonable opportunity to defend the same; (iii) unless and only to the extent that the aggregate amount of any claims for indemnity exceeds $50,000.

                                   ARTICLE IX

                           NOTICE AND CURE; REMEDIES

     9.1 CURE PERIOD. In the event of any breach of this Agreement, the non-breaching party shall give written notice of such breach to the breaching party. In the event of a monetary default, the breaching party(ies) shall have thirty (30) days within which to cure such default; in the event of a non-monetary breach, the breaching party shall have sixty (60) days after written notice of such breach to cure, provided that, in either case, performance during the cure period must be able to remedy completely the default.

     9.2 GENERAL REMEDIES. All Parties to this Agreement shall have all the rights and remedies available at law, or in equity, and shall, in addition, have the right to set off the dollar amount of any losses, damages, liabilities, costs and expenses against any amount otherwise due hereunder.

     9.2 VIOLATION OF NON-SOLICITATION PROVISIONS. In addition to the remedies described above, if BTC violates the non-solicitation provisions of Section 2.4 of this Agreement, Palomar may seek, apply for and obtain a restraining order without notice or enjoin BTC or any of its employers, employees, servants, agents or representatives from any continued violation thereof.

     9.3 INJUNCTIVE RELIEF. In addition to the remedies described above, if Palomar or BTC violates the non-competition provisions of Section 5.2 or Section 6.2, respectively, the non-breaching party shall, notwithstanding any other term or provision of this Agreement, have the unconditional right to seek, apply for and receive a temporary restraining order without notice or enjoin the breaching party or any of the breaching party's employers, employees, servants, agents or representatives , from continued violation thereof. Each Party waives notice of any petition or application for a temporary restraining order. Either Party may also seek and recover monetary damages for the other Party's violation of
Section 5.2 or Section 6.2, as the case may be, and avail itself of all of the above remedies and all other legal and equitable remedies, which remedies shall be cumulative and not mutually exclusive.

     9.5 REMEDIES CUMULATIVE. The remedies stated in this Article IX shall be cumulative and not mutually exclusive.

                                   ARTICLE X

                                  TERMINATION

     10.1 TERMINATION BY EITHER PARTY. This Agreement may be terminated and canceled at any time prior to the Phase I Closing by the non-breaching party if
(a) any representations or warranties of the other party contained herein shall prove to be inaccurate or untrue in any material respect; or (b) any obligation, term or condition to be performed, kept or observed by such other party has not been performed, kept or observed in any material respect at or prior to the time specified in this Agreement. Termination or cancellation of this Agreement shall not constitute an election of remedies, and the party terminating shall have, in addition to the right to terminate, any other remedies available at law or in equity.

     10.2 RESERVED.

                                   ARTICLE XI

                                 MISCELLANEOUS

     11.1 GOVERNING LAW. This Agreement and all performances shall be governed by, and construed in accordance with, the laws of the State of Arizona.

     11.2 Fees and Expenses. Palomar will bear its own costs, fees and expenses in connection with this Agreement. Dynaco will pay all reasonable fees and costs incurred by BTC in connection with the Transactions; provided that the total fees paid by Dynaco shall not exceed $50,000, including any fees associated with the Transaction incurred by Comtel, Dynamem and EPIC. Payment of such fees and costs will not reduce the purchase price. No person is entitled to any brokerage fee, commission, finder's fee or similar payment in connection with the transactions described in this Agreement.

11.3  ARBITRATION OF DISPUTES.

          11.3.1 The Parties agree that the Federal Arbitration Act shall apply to and govern the arbitration provisions of this Agreement to the extent provided herein. Except as provided below, any disputes between the parties with respect to the terms of this Agreement or the purchase of the Dynaco Assets and the Dynaco Shares, shall be subject to arbitration pursuant to the rules of the American Arbitration Association governing commercial disputes. If a claim is asserted by Palomar, arbitration shall occur in Phoenix, Arizona. If a claim is asserted by BTC, arbitration shall occur in Boston, Massachusetts. Judgment on any arbitration award may be entered in any court having jurisdiction. A single arbitrator shall have the power to render a maximum award of $100,000. If any person asserts a claim in excess of $100,000, the arbitration shall be heard by a panel of three arbitrators and the arbitration decision shall be made by a majority of the three arbitrators. EACH OF THE PARTIES EXPRESSLY AGREES TO ARBITRATION AND WAIVES ANY RIGHT TO TRIAL BY JURY EITHER PARTY MAY HAVE. In the event arbitration proceedings are initiated under this Agreement, each of the Parties shall have, for a period not to exceed 90 days, all rights of discovery that are afforded parties to a lawsuit under Rules 26 through 37 of the Arizona Rules of Civil Procedure and the arbitrator (or arbitrators) shall have the same rights and powers to order and conduct discovery and to impose sanctions for failure to make discovery as may be exercised by a judge of the Superior Court of the State of Arizona. An arbitrator shall have the power to grant any remedy or relief that a judge of the Arizona Superior Court could grant. Any arbitrator selected shall be either an attorney or a certified public accountant and shall have not less than ten (10) years experience in commercial practice. In addition, each of the Parties shall have the same right to subpoena documents from third parties as such parties would have if an arbitration under this Section had been initiated as a civil suit in the Superior Court of the State of Arizona. The party prevailing in any arbitration shall be entitled to payment of all legal fees and costs and all costs of arbitration, regardless of whether such costs are recoverable under applicable law. The order of any arbitrator may be enforced as a judgment of the Superior Court of the State of Arizona.

          11.3.2 Arbitration shall not be required of any party who seeks a temporary restraining order, preliminary injunction or other equitable relief in order to preserve the status quo or prevent irreparable harm from occurring.

     11.4 COOPERATION; FURTHER ACTION. BTC and Palomar shall, without further consideration, execute and deliver any further or additional instruments and perform any acts which may become reasonably necessary to effectuate and carry out the purposes of this Agreement.

     11.5 INTELLECTUAL PROPERTY RIGHTS. The transactions contemplated by this Agreement are intended to include any Intellectual Property rights (as defined below) relative to Dynaco, Comtel, Dynamem, EPIC and the former Indra Technologies Division of Dynaco. As used in this Agreement, the term
"Intellectual Property Rights" means all industrial and intellectual property rights used in the business of Dynaco, Dynamem, Comtel, and the Indra
Technologies Division of Dynaco (recently incorporated as EPIC), including, without limitation, patents, patent applications, licenses, license rights, copyrights, trademarks, trademark applications, trade names, service marks, service mark applications, all registrations of any of the foregoing, computer programs, masks, products and services and other computer software in any form, know-how, trade secrets, proprietary processes, formulae and rights and all goodwill or other rights associated therewith.

     11.6 NOTICES. All notices and other communications hereunder shall be given in writing and shall be deemed to be given if delivered personally by mail (or through any reputable courier or courier service to the parties at the following addresses (or at such other address as the parties may specify by written notice to the other):

                  If to BTC, at:

                  Biometric Technologies Corp.
                  Attn:  Lyle Jensen, Chief Executive Officer
                  1000 South Priest
                  Tempe, Arizona 85281
                  Telephone No.:  (602) 968-2000
                  Facsimile No.:  (602) 921-9830

                  With copy to:

                  James E. Brophy, III
                  Ryley, Carlock & Applewhite
                  101 North First Avenue, Suite 2700
                  Phoenix, Arizona  85003-1973
                  Telephone No.:  (602) 258-7701
                  Facsimile No.: (602) 257-9582

                  If to Palomar, at:

                  Palomar Medical Technologies, Inc.
                  Attn:  Paul Weiner, Director of Finance
                  45 Hartwell Avenue
                  Lexington, Massachusetts 02173
                  Telephone No: (781) 676-7300
                  Facsimile No.: (781) 676-7330

                  With a copy to:

                  Palomar Medical Technologies, Inc.
                  Attn:  General Counsel
                  45 Hartwell Avenue
                  Lexington, Massachusetts 02173
                  Telephone No: (781) 676-7300
                  Facsimile No.: (781) 676-7330

                  If to Dynaco, at:

                  Dynaco Corp.
                  Attn:  Mr. Raj Kapur, Controller
                  1000 South Priest
                  Tempe, Arizona 85281
                  Telephone No.: (602) 968-2000
                  Facsimile No.: (602) 921-9830

Written notice given by any other method shall be deemed to be effective only when actually received by the party to whom given.

     11.7 EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and, when so executed, each of such counterparts shall constitute a single, binding Agreement between and among the signatories thereto.

     11.8 INTEGRATION. The recitals shall constitute part of this Agreement. This Agreement and all Exhibits shall constitute the complete and definitive agreement of the Parties with respect to all matters addressed herein and shall supersede all prior or contemporaneous written or oral agreements or understandings between or among the parties, including, without limitation, the Letter of Intent.

     11.9 WAIVER. No party to this Agreement shall be deemed to have waived any right, condition or obligation unless such waiver is in writing and executed by the party granting such waiver. Acceptance of any payment or performance required by a party hereunder after the date it is due shall not constitute a waiver of any other payment or performance due hereunder and acceptance of partial or delinquent payments shall not constitute a waiver by a party of the right to timely performance hereunder. Time is and shall be of the essence hereof.

     11.10 ASSIGNMENT. The rights under this Agreement may be assigned without the prior written consent of the other party, which will not be unreasonably withheld; provided that any assignee shall be obligated to assume the assignor's obligations hereunder and, until such time as these obligations are fully performed, the assignor shall continue to be bound by the terms and conditions of this Agreement. This Agreement shall be binding on and inure to the benefit of Palomar, BTC, Dynaco and their respective heirs, personal representatives, successors and assigns, and is not intended to confer upon any other person any of the rights specified hereunder.

     11.11 FURTHER ASSURANCES. After the Phase I and Phase II Closing Dates, all parties shall perform, execute, acknowledge and deliver all additional acts, deeds, conveyances, transfers, documents, assurances or other matters necessary to properly vest good title to the Dynaco Assets and Dynaco Shares.

     11.12 HEADINGS. The headings used in this Agreement are intended solely for convenience of reference and will not be given any effect in the construction or interpretation of this Agreement.

     11.13 ATTORNEYS' FEES AND COSTS. Except as stated in Section 11.2, if any party brings an action to enforce any of the terms of this Agreement or to compel performance of this Agreement, the successful party in such an action is entitled to an award of their reasonable attorneys' fees, court costs (including expert witness fees and costs) incurred in bringing or defending such action.

                                             "BTC"

                                             BIOMETRIC TECHNOLOGIES
                                             CORPORATION, a Delaware corporation


                                             By:       /s/
                                                --------------------------------
                                                       Lyle E. Jensen
                                                Its:   President and CEO


                                             "PALOMAR"

                                             "SELLERS"

                                             PALOMAR MEDICAL TECHNOLOGIES,
                                             INC., a Delaware corporation


                                             By:       /s/
                                                --------------------------------
                                                       Louis P. Valente
                                                Its:   Chairman and CEO


                                             "DYNACO"

                                             DYNACO CORP., a Delaware
                                             corporation


                                             By:       /s/
                                                --------------------------------
                                                       Maurice E. Needham
                                                Its:   Chairman

                                    EXHIBIT 1

                               EPIC Balance Sheet

                                    EXHIBIT 1

                                      EPIC
                                  BALANCE SHEET
                          MONTH ENDED OCTOBER 31, 1997
                       (IT Assets and Assumed Liabilities)

Current Assets
     Cash($ 29,206.82)
     Accounts Receivable (net)                                           537,480.08
     Inventories (net)                                                   196,286.91
     Other Current Assets                                                 18,097.30
                                                                       -------------
                                    Total Current Assets                                         $   722,657.47

Property Plant & Equipment
     Research & Production Equipment                                   $ 749,473.38
     Office Equipment                                                    137,822.59
     Leasehold Improvements                                               49,718.00
     Other - Autos                                                         5,684.00
     Less Accumulated Depreciation                                       (98,487.74)
                                                                      --------------
                                    Net Fixed Assets                                                 844,210.23

Other Assets
     Organizational Costs (net)                                      $   125,157.38
     Other Assets                                                         13,300.00
                                                                      -------------
                                    Total Other Assets                                               138,457.38
                                                                                                  -------------
                                              Total Assets                                        $1,705,325.08
                                                                                                  =============

Current Liabilities
     Demand Line of Credit                                           $   244,992.51
     Accounts Payable                                                    303,849.55
     Accrued Payable                                                      41,842.12
     Accrued Expenses                                                     71,592.11
     Other Current Liabilities                                            33,152.54
                                                                   ----------------
                                    Total Current Liabilities                                    $  695,428.83

     LTD/Capital Leases                                                        0.00
                                                                   ----------------

Stockholders Equity
     Paid In Capital                                                  $1,472,510.45
     Beginning of Year Retained Earnings                                       0.00
     Current Year Earnings                                              (462,614.20)
                                                                  ------------------
                                    Total Stockholders Equity                                    $1,009,896.25
                                                                                                 -------------

                                    Total Liabilities & Equity                                   $1,705,325.08
                                                                                                 =============

EXCLUDED ASSETS

     The foregoing notwithstanding, the IT Assets do not include any Dynaco corporate records, stock books, stock records, minutes of any directors or shareholders meeting, files maintained with respect to directors or shareholders, or investment banking files, other than those relating to Dynamem and Comtel.

                                    EXHIBIT 2

                              PROMISSORY NOTES AND

                          PLEDGE AND SECURITY AGREEMENT

                                   EXHIBIT 2.A

                                 PROMISSORY NOTE

$850,000                                                      Phoenix, Arizona
                                                               December   , 1997
                                                                        --


     For value received, the undersigned, Biometric Technologies Corp., a Delaware corporation ("Maker"), promises to pay to PALOMAR MEDICAL TECHNOLOGIES, INC., a Delaware corporation, or order ("Holder"), at 1000 South Priest Drive, Tempe, Arizona 85281, or at such other place as the holder of this Promissory Note ("Note") may from time to time designate, the principal sum of EIGHT HUNDRED FIFTY THOUSAND AND 00/100 DOLLARS ($850,000.00) in lawful money of the United States of America. Interest shall accrue on this Note at the prime rate, as announced by Bank of America NT & SA from time to time (without regard to whether such rate is actually available to any customer) (the "Prime Rate"), plus two percent (2%) per annum, from the date hereof until paid. The principal balance of this Note, plus accrued and unpaid interest, shall be due and payable February 15, 1998.

     Maker shall have the right at any time to prepay, without penalty, the unpaid principal balance of the Note or any portion thereof. Acceptance of payments after their due date shall not waive or postpone any right of the holder hereof, and time is and shall remain of the essence.

     If any default in payment hereunder occurs that is not cured within five days of the date payment is due, interest shall accrue at a rate of interest equal to the Prime Rate plus five percent (5%) (the "Default Rate").

     If Holder hereof incurs any attorneys' fees or other legal expense with respect to enforcement of any rights provided for hereunder, Maker promises to pay such attorneys' fees and legal expense. In any suit, the attorneys' fees shall be determined by the court having jurisdiction thereof, in its sole discretion.

     Maker severally waives demand, notice, presentment for payment and protest, and notice of any default and waives any release or discharge by reason of any extension of time for payment or other change in the terms of payment of this Note or from any other cause.

     This Note shall be governed under the substantive laws of the State of Arizona, without regard to conflicts of laws principles. Any suit on this Note may be brought in Superior Court of Arizona in and for Maricopa County, and Maker consents to jurisdiction and venue in such court.

     IN WITNESS WHEREOF, this Note is executed as of the date set forth above.

"MAKER"                                            BIOMETRIC TECHNOLOGIES CORP.,
                                                   a Delaware corporation



                                                   By:
                                                       -------------------------
                                                       Its:
                                                           ---------------------

                                   EXHIBIT 2.B

                          PLEDGE AND SECURITY AGREEMENT

         THIS PLEDGE AND SECURITY AGREEMENT (the "Agreement") is made as of the ___ day of December, 1997, by Biometric Technologies Corp., a Delaware corporation (herein called "Pledgor"), in favor of Palomar Medical Technologies, Inc., a Delaware corporation (herein called "Secured Party").

1.  RECITALS.

     1.1 Pursuant to a Stock Purchase Agreement dated December ___, 1997, between and among Pledgor, Secured Party and Dynaco Corp. ("Dynaco"), Secured Party has sold certain assets to Pledgor and, in consideration thereof, accepted Pledgor's Promissory Note, dated December ___, 1997 (the "Note"), in partial payment of purchase price.

     1.2 To induce Secured Party to accept the Note, Pledgor has agreed to pledge negotiable securities in order to secure Pledgor's Obligations (as defined below) to Secured Party.

     1.3 Pledgor is willing to pledge the Collateral (as defined below) to Secured Party subject to the terms and conditions of this Agreement

2.   SECURITY INTEREST.

     2.1 To secure the Obligations, as defined in Section 2.2, Pledgor hereby pledges to Secured Party, and grants Secured Party s security interest in Collateral described in Exhibit 1 of this Agreement (the "Collateral"), all proceeds thereof, and any securities in the future substituted therefor.

     2.2 Pledgor agrees that this Agreement and the rights hereby granted shall secure the following obligations of Pledgor to Secured Party (hereinafter the "Obligations"):

          (a) The principal of, the interest one, and any other sums payable under the Note, and any renewals, extensions or modifications thereof; and

          (b) Pledgor's performances and obligations to Secured Party pursuant to this Agreement.

3.  WARRANTIES.

     3.1 Pledgor warrants that the securities constituting the Collateral shall at all times be comprised of securities that are publicly traded on either a national securities exchange or on the NASDAQ Stock market and that are not subject to any restriction or limitation upon trading, other than the provisions of Securities and Exchange Commission Rule 144 (hereinafter, "Qualified Securities").

     3.2 For purposes of this Agreement, the term "Market Value to Outstanding Obligation Ratio" shall mean, at any given time, the ratio of the Collateral, determined as of the Valuation Date, as defined below, to the outstanding principal and accrued interest under the Note determined as of the same Valuation Date. For purposes of this Agreement, the "Valuation Date" shall be the last trading day of each calendar month. In determining the value of any security constituting the Collateral as of any Valuation Date, such value shall be the average of the daily closing price for such security during the 20 trading days ending on the Valuation Date, as quoted by the national exchange on which such security is traded, but if the security is traded on the NASDAQ Stock Market, rather than a national exchange, the daily average of the lowest asked price and the highest bid price on the NASDAQ Stock market for the 20 trading days ending on the Valuation Date. Pledgor agrees that the Market Value to Outstanding Obligation Ratio of the Collateral delivered to Secured Party upon the execution of this Agreement shall be not less than 2:1. If at any time, while this Agreement is in effect, the market Value to Outstanding Obligation Ratio, as defined above, falls below a ratio of 1.5:1, Pledgor shall deposit with the Secured Party, as additional Collateral, Qualified Securities sufficient to cause the Market Value to Outstanding Obligation Ratio of all Collateral held by Secured Party to be not less than 2:1. The Pledgor agrees that any additional Collateral deposited with Secured Party is subject to the security interest of the Secured Party created hereby.

     3.3 Secured party agrees that if the market Value to Outstanding Obligation Ratio equals or exceeds 2.5:1, Pledgor shall ha e the right to withdraw Qualified Securities from the Collateral held by Secured Party until the Market Value to Outstanding Obligation Ratio is not less than 2:1. Secured Party agrees that such reduction shall not be a violation of any provision of this Agreement and that any Collateral withdrawn under this Section 3.3 shall no longer be subject to this Agreement.

     3.4 Pledgor shall have the right to substitute any Qualified Security included in the Pledged Collateral for any other Qualified Security it then owns; provided that any substituted Qualified Security shall be subject to Secured Party's approval, which shall not be unreasonably withheld.

     3.5 Secured Party shall exercise ordinary care in taking possession of or disposing of the Collateral. Pledgor owns and has title to or will own and have title to, the Collateral, and no other person has any right, title or interest therein, exempt such rights as are provided by this Agreement. Neither Pledgor nor Pledgor's agents have previously granted any person a security interest lien, or similar encumbrance in the Collateral.

     3.6 Pledgor will pay all taxes assessed against the Collateral.

     3.7 Pledgor will promptly notify Secured Party upon Pledgor's having notice of any lien, levy, distraint or other seizure by legal process or otherwise affecting the Collateral, and of any threatened or pending claims or proceedings that might in any way affect or impair any of Secured Party's rights under this Agreement.

     3.8 Secured Party shall at all times have a perfected Security Interest in the Collateral that shall be prior to any other interests therein. Pledgor will do all reasonable acts and things, and will execute and file all instruments (including security agreements, financing statements, and continuation statements) reasonably required to establish, maintain and continue the perfected Security Interest of the Secured Party in the Collateral.

     3.9 Pledgor agrees that Secured Party may file or record a carbon, photocopy or other reproduction of any financing statement when permitted by law. Pledgor agrees that this Agreement shall constitute and may be filed as a financing statement.

4. EVENT OF DEFAULT.

     4.1 An "Event of Default" or "default" (whether or not such term is capitalized) shall mean:

          (a) Any failure of Pledgor to pay the principal or interest, or any other sum payable under the Note or the Obligations; or

          (b) Any failure or neglect by Pledgor to observe or perform any of the terms, provisions, promises, agreements or covenants of this Agreement; or

          (c) The attachment of any lien, encumbrance, writ or process to the Collateral which would adversely affect the security of Secured Party; or

          (d) Pledgor becomes insolvent, is unable to pay its debts as they become due, or files a petition in bankruptcy under the United States Bankruptcy Code; or

          (e) A receiver or conservator is appointed for the Pledgor or with respect to a material portion of the Pledgor's assets, if such proceedings is not dismissed within 120 days after initiation.

     4.2 A breach or an Event of Default under the Note or this Agreement, unless otherwise provided therein, exists and shall constitute an Event of Default under this Agreement from the date of the act or omission, regardless of whether any grace or cure period is applicable; provided that Secured Party shall not exercise any remedies hereunder until the expiration of any applicable grace or cure period. Pledgor shall have five (5) business days to cure any default that involves the failure to pay money. Pledgor shall have 30 days to cure any Event of Default that does not involve the failure to pay money. Pledgor shall have no cure period if an Event of Default is not able to be cured fully or substantially cured within the applicable cure period.

5.  REMEDIES.

     5.1 In any Event of Default hereunder, Secured Party shall have the following rights and remedies specified herein, upon the expiration of any applicable cure or grace period; provided, however, that Secured Party shall not exercise any such rights prior to the expiration of any grace or cure period granted hereby.

     5.2 Secured Party may pursue any legal or equitable remedy available to collect all sums secured hereby and to enforce any and all other rights or remedies available to it, and no such action shall operate as a waiver of any other right or remedy of Secured Party under the terms hereof, or under the laws of the State of Arizona.

     5.3 Secured Party or its agents may, in Secured Party's discretion, sell, assign or deliver all or any part of Collateral at any broker's board or by any public or private sale an insofar as it is lawful to do so, may bid and become purchasers at any public sale or at any broker's board. Secured Party may apply the proceeds of the disposition of Collateral available for satisfaction of the Obligations in any order of preference which Secured Party chooses. The excess, if any, shall be returned to Secured Party.

     5.4 Secured Party shall give Pledgor not less than ten (10) business days notice of any sale or other disposition of the Collateral. Pledgor agrees that notice and demand shall be conclusively deemed to be commercially reasonable and effective if such notice is mailed by regular or certified mail, postage prepaid, to Pledgor at Pledgor's last known address, at least ten (10) business days prior to such sale or other disposition or if notice of such sale or disposition is personally delivered to Pledgor.

     5.5 Secured Party shall have, in addition to any other rights and remedies, all the rights and remedies afforded a secured party under the Arizona Uniform Commercial Code and all other legal or equitable remedies provided by the laws of the United States and the State of Arizona.

     5.6 Secured Party's remedies hereunder shall be cumulative and may be exercised in any order or simultaneously.

6.  MISCELLANEOUS PROVISIONS.

     6.1 No Event of Default by Pledgor which is waived by the Secured Party shall operate as a waiver of any other default on a future occasion, or as a waiver of that default after written notice thereof and demand by Secured Party for strict performance of this Agreement. Acceptance of partial or delinquent payments shall not constitute the waiver of any right of Secured Party. Time is and shall be of the essence of this Agreement. All rights, remedies and privileges of Secured Party hereunder shall be cumulative and not alternative, and shall, if specifically so expressed, inure to the benefit of the Secured Party, its successors and assigns, and all obligations of the Pledgor shall bind its successors and personal representatives.

     6.2 The terms herein shall have the meanings in and be construed under the Arizona Uniform Commercial Code and all matters arising hereunder shall be governed by the laws of the State of Arizona. Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, and such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     6.3 No modification, rescission, waiver, release or amendment of any provision of this Agreement shall be made except by a written agreement signed by Pledgor and Secured Party.

     6.4 This Agreement shall remain in full force and effect until all indebtedness secured hereby is paid in full.

     6.5 Secured Party shall exercise ordinary care in taking possession of or disposing of the Pledged Collateral.

     6.6 Secured Party and Pledgor ass used herein shall include their heirs, devises, personal representatives, successors or assigns. The provisions hereof shall apply to the parties according to the context hereof and without regard to the number or gender of words and expressions used herein.

     6.7 All notices and other communications hereunder shall be given in writing and shall be deemed to be given if delivered personally (or through any reputable courier or messenger service) or mailed three business days after such notice is deposited in the United States mail, postage prepaid, by certified mail (return receipt requested), to the parties at the following addresses (or at such other address as the parties may specify by written notice to the other):

              If to Pledgor, at:

                           Biometric Technologies Corp.
                           Attn:  Lyle Jensen, President
                           1000 South Priest
                           Tempe, Arizona  85281
                           Facsimile No.:  (602) 921-9830
                           Telephone:  (602) 968-2000

              With copy to:

                           James E. Brophy, III
                           Ryley, Carlock & Applewhite
                           101 North First Avenue, Suite 2700
                           Phoenix, Arizona  85003-1973
                           Facsimile No.:  (602)257-9582
                           Telephone:  (602) 258-7701

              If to Secured Party:

                           Palomar Medical Technologies, Inc.
                           Attn:  General Counsel
                           45 Hartwell Avenue
                           Lexington, Massachusetts  02173
                           Facsimile No.:  (781)676-7330
                           Telephone:  (781)676-7300

Written notice given by any other method shall be deemed to be effective only when actually received by the party to whom given.

     6.8 This Agreement shall be governed by the substantive laws of the State of Arizona without regard to conflicts of law principles.

         IN WITNESS WHEREOF, this Agreement has been executed as of the date set forth above.


                                        "Pledgor":

                                        Biometric Technologies Corp.,
                                        a Delaware corporation



                                        By:
                                           ---------------------------
                                           Its:
                                               -----------------------


                                        "Secured Party":

                                        Palomar Medical Technologies, Inc.,
                                        a Delaware Corporation



                                        By:
                                           ---------------------------
                                           Its:
                                               -----------------------

                                   EXHIBIT 2.C

                                 PROMISSORY NOTE


rincipal Amount                                             Phoenix, Arizona
$2,804,000                                                  December   , 1997
                                                                     --

     FOR VALUE RECEIVED, Biometric Technologies Corp. ("Maker"), promises to pay to Palomar Medical Technologies, Inc. ("Holder"), a Delaware corporation, or order, the principal balance of Two Million Eight Hundred Four Thousand ($2,804,000) in lawful money of the United States of America, together with interest on the unpaid balance of principal, from the date hereof, to accrue at the prime rate of interest as announced by Bank of America NT&SA from time to time, without regard to whether such rate of interest is actually charged to its customers.

     Payments of interest only shall be made by Maker beginning on December 31, 1997, and continuing on the same day of each month thereafter until December 31, 1998. Beginning January 1, 1999, the balance of principal and accrued interest on the Note shall be paid in forty-eight (48) monthly installments, with the first payment due on February 1, 1999, and continuing on the first day of each month thereafter until paid in full. If not sooner paid, the principal and all accrued interest under this Note shall be due and payable on December 31, 2002.

     The entire principal balance, or any portion thereof, may be prepaid at any time, without penalty, at the election of Maker. Any prepayment shall apply first to accrued interest and then to principal.

     At Holder's option, payments made hereunder may be applied first to costs of collection, if any, next to interest, and then to principal.

     If Maker fails to make any payment when due hereunder, Holder, at its option, may declare all or any part of the principal and interest payable under this Note immediately due and payable. In addition, upon the occurrence of any default under the Stock Purchase Agreement of even date (the "Purchase Agreement"), if such default is not cured within any applicable cure or grace period expressly allowed under the Purchase Agreement, as the case may be, Holder may declare all or any part of the principal and interest payable hereunder immediately due and payable. This Note may, at Holder's option, also become immediately due and payable if (i) there is a sale or disposition of fifty percent (50%) or more of Maker's assets (taking into account all the assets of Maker, plus the assets of all of Maker's subsidiaries, taken as a whole), (ii) the sale of fifty percent (50%) or more of Maker's issued and outstanding stock, in a single transaction or a series of related transactions, other than through an initial public offering and the acquisition of Ultra Scan, Inc.; or (iii) Maker is merged with or consolidated into another corporation and the assets of Maker, immediately prior to such merger or consolidation, are less than 50% of the assets of the resulting corporation immediately following the consummation of such merger or consolidation.

     Holder's acceptance of payments after the due date shall not waive or postpone any right of the Holder hereof, and time is and shall remain of the essence hereof.

     Should any interest or principal amount remain unpaid after it is due hereunder, such amount, at the option of the Holder, shall bear interest at the rate of twelve percent (12%) per annum ("Default Interest"), from the date such amount is due and payable until paid.

     If, as a result of any default under this Note, the Holder incurs any attorneys' fees or other legal costs or expenses with respect to enforcement of any rights provided for hereunder, whether or not any legal proceeding is instituted, Maker promises to pay such attorneys' fees and expenses, including, without limitation, any costs of court, witness fees or experts fees, and reasonable travel costs, regardless of whether such amounts are reasonable under applicable law.

     Maker agrees that the effective rate of interest under this Note is the note rate specified herein, plus the rate of interest resulting from any additional charges, fees, points, Default Interest, and any other charges made to Maker. If for any reason the interest or other charges deemed to be interest should exceed the maximum interest rate permitted by law, then (i) the interest or other charges that exceed the maximum rate permitted by law shall be reduced to the maximum rate permitted by law, and (ii) any amounts paid as interest which are in excess of the maximum legal rate shall be credited against the outstanding principal balance of the indebtedness.

     Maker and all persons now or hereafter liable on this Note severally waive notice, presentment for payment and protest.

     Maker represents and warrants to Holder that this loan is made for commercial purposes and that no portion of the amounts describe herein are or will be used for any purpose other than a commercial purpose.

     Maker authorizes Holder to advance amounts in excess of the principal amount of this Note directly to a third party for Maker's benefit to facilitate the transactions under this Purchase Agreement. Maker agrees that any such advances are made for Maker's benefit, have been authorized by Maker, constitute part of the principal indebtedness evidenced by this Note and shall be added to the principal amount due under this Note. Interest shall accrue on all advanced amounts in excess of the principal amount added to the principal amount of this Note.

     Maker agrees to make payment without the prior resort of the Holder to any security or against any endorser or any guarantor.

     This Note shall be governed by the substantive laws of the State of Arizona, without regard to conflicts of law principles.

                                        "MAKER"

                                        BIOMETRIC TECHNOLOGIES CORP.,
                                        a Delaware corporation



                                       By:
                                          ----------------------------
                                          Its:
                                              ------------------------

                                    EXHIBIT 3

                            Comtel Electronics, Inc.

                       Transferred Assets and Liabilities

                                   EXHIBIT 3.A

                            COMTEL ELECTRONICS, INC.


                             ASSETS AND LIABILITIES
                             TRANSFERRED TO PALOMAR
                    (THE TRANSFERRED ASSETS AND LIABILITIES)


ASSETS

ACCOUNTS RECEIVABLE                                                $3,766,747.34

INVENTORY                                                             675,743.72
                                                                   -------------
                                    TOTAL                          $4,442,491.06
                                                                   =============


LIABILITIES

CBC BANK LINE OF CREDIT INELIGIBLE                                 $2,612,860.21

ACCOUNTS PAYABLE                                                      129,207.70


EQUITY

PAID IN CAPITAL - PARENT                                           $1,700,423.15
                                                                   -------------
                                    TOTAL                          $4,442,491.06
                                                                   =============

               PALOMAR/NEW MEDIA ONGOING LIABILITIES POST CLOSING

Palomar will assume the close of the sublet building, expense of $16,158.68 per month, until New Media vacates subject facility and a new tenant is located. It is estimated that this period will be 90 to 120 days.

                                   EXHIBIT 3.B

                            Comtel Electronics, Inc.

                             Assets and Liabilities
                             Transferred to Palomar
                    (the Transferred Assets and Liabilities)
                                     ($000)


                                                                       New Media
Assets                                            October 31, 1997       Related              Nexar Related
------                                            ----------------     -----------            -------------
Cash                                                       $    20       $       0                 $      0
A/R                                                           4900           (3766)                    (791)
Inventory                                                     2455            (676)                       0
Other                                                          168               0                        0
                                                           -------       ---------                ---------
Current Assets                                               $754           $(4442)                   $(791)

Equipment                                                    2674                0                        0
Goodwill                                                      340                0                        0
Other                                                          62                0                        0
                                                         --------        ---------                ---------
Total Assets                                               $10169           $(4442)                   $(791)
Liabilities
-----------
Bank Line                                                 $  4152           $(2613)                   $(621)
A/P                                                          1761             (129)                       0
Accrued Expenses                                              180                0                        0
CP-Ltd.                                                       450                0                        0
                                                          -------        ---------                ---------
Current Liabilities                                       $  6543           $(2742)                   $(621)
LTD                                                           629                0                        0
                                                          -------        ---------                ---------
Total Liabilities                                         $  7172           $(2742)                   $(621)
Equity
------
Paid in Capital/Parent                                     $10379           $(1700)                   $(170)
Retained Earnings                                           (6932)               0                        0
                                                          --------      ----------                ----------
Net Equity                                               $   3447           $(1700)                   $(170)
Liability & Equity                                        $ 10619           $(4442)                   $(791)


                                   EXHIBIT 3.C

                       COMTEL RETAINED ASSETS/LIABILITIES


Comtel will retain the current active and incoming inventory to meet the open order backlog that will exist at closing. Comtel will only finish the open orders and do business on a COD basis. The estimated value of the inventory that BTC will pay Palomar for in the book value is $700,000. BTC/Comtel will assume any liability related to warranty of subject shipments and any potential obsolescence related to the inventory referenced in this section. As of the Phase I Closing Date, BTC will either cause to be terminated or will assume and be solely responsible for any guarantees made by Dynaco or Palomar to DSI, Inc.

                                   EXHIBIT 3.D

                            COMTEL ELECTRONICS, INC.


                                NEXAR TRANSACTION
                                "CBC LIABILITIES"


NEXAR INELIGIBLE

     ACCOUNTS RECEIVABLE           $791,309.91   X  75%   =         $593,482.43
     INVENTORY                       69,663.14   X  40%   =           27,865.25
                                                                    -----------

     TOTAL "CBC LIABILITIES"                                        $621,347.68
                                                                    ===========

                                    EXHIBIT 4

                            PALOMAR FUNDING SCHEDULE

                                    EXHIBIT 4

                            PALOMAR FUNDING SCHEDULE



                           Pre-Close
                             10/1-10/30
                             Oct.        Nov.       Dec.       Jan.        Feb.       Mar.       Apr.      May      Jun.     Total
Dynaco                       $150        $150       $150       $150        $125       $125       $75       $50      $50     $875 2/
                                                                                                                                 -

ITI                           -            -          -          -          -           -          -         -        -        -
Dynamem                       -            -          -          -          -           -          -         -        -        -
Comtel Electronics           $700          -
                                         ----       ----       ----        ----       ----       ----      ----     ----      -----

1/
-  This amount is not added to the principal of the Palomar Note.

Total                        $850        $150       $150       $150        $125       $125        $75       $50      $50    $875 1/

                                                                                                                                 -
-----------------------------------------------------------------------------------------------------------------------------------
Cumulative                               $150       $300       $450        $575       $700       $775      $825     $875
                                         ====       ====       ====        ====       ====       ====      ====     ====

                                    EXHIBIT 5

                             REGISTRATION AGREEMENT

                                    EXHIBIT 5

                             REGISTRATION AGREEMENT


PARTIES:

     This Agreement is made and entered by and between BIOMETRIC TECHNOLOGIES CORP., a Delaware corporation (the "Company"), and PALOMAR MEDICAL TECHNOLOGIES, INC., a Delaware corporation ("Palomar" or the "Shareholder").

EFFECTIVE DATE:

     This  Agreement  is  entered  into  and  is  effective  as of             ,
1997  (the "Effective Date").                                      -------------

RECITALS:

     Palomar has agreed to sell to the Company 100 percent of the issued and outstanding stock (the "Dynaco Shares") of Dynaco Corp., a Delaware corporation ("Dynaco"). In consideration of purchasing the Dynaco Shares, the Company has agreed to issue to Palomar shares of its common stock, par value .001 per share (the "Shares"), having a value of $2,673,000, based on the offering price of the Shares at the initial public offering ("IPO") and to include the Shares issued to Palomar in any registration statement filed by the Company with respect to its Shares, following the closing of the IPO, and to grant Palomar certain demand registration rights following the conclusion of the IPO. The Company has also issued Palomar a Warrant to purchase from the Company that number of shares of the Company's fully paid and non-assessable common stock for an exercise price of $0.01 per share (the "Warrant Shares"). The Warrant Shares and the Shares are collectively referred to as the Shares.

     The Company and Palomar wish to set forth certain registration rights under the Securities Act of 1933 (the "Act") with regard to the Shares, which the Company hereby grants to Palomar.

     NOW, THEREFORE, the parties agree, as follows:

     Section 1. REGISTRATION UNDER THE SECURITIES ACT OF 1933.

          (a) PIGGYBACK RIGHTS. If the Company files a registration statement under the Act, which relates to a current offering of equity securities of the Company (except in connection with (i) the IPO with respect to the Company's Shares, or (ii) an offering of the Company's equity securities to its employees pursuant to any employee benefit or any stock option plan, or any dividend reinvestment plan maintained by the Company), such registration statement and the prospectus included therein shall, at the written request of any Shareholder, include, subject to any underwriter requirements or cutbacks, all or part of the Shares owned by such Shareholder under the registration statement so as to permit the public sale of the Shares by the Shareholder in compliance with the Act. The Company shall give written notice to the Shareholder of its intention to file a registration statement under the Act relating to an offering of its equity securities not less than sixty (60) days prior to the filing of such registration statement with the United States Securities and Exchange Commission or any successor in interest ("SEC"). A Shareholder's written request to the Company that all or a portion of his Shares be included in the registration statement, if made not later than thirty (30) days prior to the date specified in the notice as the date on which the Company intends to file its registration statement, shall allow the Shareholder to register all or part of his Shares under such registration statement. Neither the Company's delivery of notice nor of a request by any Shareholder for registration shall in any way obligate the Company to file such registration statement and, notwithstanding the filing of such registration statement, the Company may, at any time prior to the effective date thereof, determine not to offer the securities to which such registration statement relates, without liability to the Company or the
Shareholder, except in that event the Company shall pay all expenses of the registration statement incurred through the date the registration statement is withdrawn. The Company shall pay the entire cost of any registration of Shares to which this Section 1(a) applies, including without limitation, attorneys' fees, accounting fees, filing fees and printing costs (other than any underwriter's discount). The Shareholder shall be solely responsible for any underwriter discounts on any Shares sold by the Shareholder pursuant to any registration statement filed by the Company and for the Shareholder's pro rata share of any underwriter expenses. The Warrant Shares shall be subject to registration under this Paragraph 1(a) only to the extent the Warrant has been exercised.

          (b)  DEMAND   RIGHTS.   Upon  written   notice  to  the  Company  (the
"Registration Demand"), at any time within the three (3) year(s) period following the Effective Date hereof, but not earlier than 90 days after the date the IPO closes, given (i) by Palomar or (ii) by at least two persons to whom the Shares have been transferred from Palomar (the "Shareholders") that such persons contemplate the sale or transfer of all or part of the Shares under circumstances that may require registration of such shares under the Act, the Company shall, at its own expense, as promptly as possible after receipt of such Registration Demand, file with the SEC a registration statement pursuant to
Section 5 of the Act on the appropriate registration form, with respect to the offer and sale (or other disposition) of the Shares for which the Company shall have received such Registration Demand. Within ten (10) days after receiving the Registration Demand, the Company shall notify all the Shareholders and advise them that the Company is proceeding with the filing of a registration statement (or notification) and the Company shall offer to include for registration under such registration statement (or notification) the Shares of those other Shareholders. The Company shall not be obligated to register the Shares of any such Shareholder unless such other Shareholder accepts the Company's offer of registration in writing within fifteen (15) days after such offer is made.

The Company shall take all action necessary to file such registration statement and cause it to become effective within ninety (90) days of receipt of said Registration Demand. In the event the registration statement is not effective within said ninety (90) days for any reason whatsoever except for any action of or any failure to act of Palomar, its officers, directors or agents, then the Company shall make cash payments to Palomar and said Shareholders participating in such registration statement, if any, for the number of shares for which Palomar and the Shareholders have requested registration, in an amount equal to two percent (2%) per month multiplied by the original initial public offering such price of the stock to be included in the original registration statement, payable monthly in advance. The first such payment shall be due and payable on the ninety-first (91st) day after receipt by the Company of the Registration Demand and monthly thereafter until the registration statement is effective. The Warrant Shares shall not be subject to the payments described in the preceding sentence. The 2% payment shall not be required to be paid during any period on or after the 90th day following the Registration Demand, if the failure of the registration to become effective is due to a Force Majeure Event. For purposes of this Agreement, a "Force Majeure Event" shall include strikes, lockouts, fire or other casualty, natural disaster, civil disturbance, war, act of terrorism, government shutdown, or any similar event. Except as provided below, the cost of such registration statement (including any attorneys' fees, accounting fees and underwriters' fees) shall be borne solely by the Shareholders whose Shares are registered, on a pro rata basis in proportion to the Shares owned by each Shareholder, if the Company elects not to offer any Shares pursuant to the registration statement or notification; provided that if the Company includes any of its Shares in such registration statement or notification, the Company shall pay all costs of such registration other than the underwriter's discount. If only the Shares of the Shareholders are included in such notification or registration statement, no Shares of the Company shall be registered for a period of 90 days following the date offering of the Shares is completed. The Warrant Shares shall be subject to registration under this Paragraph 1(b) only to the extent the Warrant has been exercised.

          (c) In each instance in which, pursuant to Section 1(a) or 1(b) of this Section 1, the Company shall take any action to permit a public offering or sale, or other distribution of the Shares, the Company shall:

                              (i) Keep  effective  until the  earlier of (A) the
               date all registered Shares are sold or (B) two hundred and seventy (270) days after the initial effective date of such registration statement (or notification), and take such other action as may be necessary to keep effective (and pay all expenses related to) such other registrations and qualifications (including those required by the securities laws of any state in which the Shares are offered or sold), and do any and all other acts and things necessary to permit the public sale or other disposition of the Shares by such Shareholders (or the Bank).

                              (ii) Indemnify and hold harmless each underwriter,
               within the meaning of the Act, to the extent required by any underwriting agreement or, if greater, to the extent required by this Agreement.

                              (iii) Indemnify and hold harmless each Shareholder
               to the extent required in any underwriting agreement or, if greater, to the extent provided in this Agreement.

          (d) For purposes of this Section 1, the term "equity security" means any class or series of common or preferred stock of the Company and any bond, note, warrant, option or right which is payable, in full or in part, or is convertible into any class or series of common or preferred stock of the Company.

          (e) If any Shares registered under this Agreement are offered through an underwriter, each selling Shareholder agrees (i) to execute any underwriting agreement requested by the underwriter, (ii) furnish any indemnity in the customary form required by the underwriter, (iii) furnish any information required by the underwriter, and (iv) take any other action reasonably necessary to satisfy the underwriting conditions or to cause the registration statement to become effective. The rights of any Shareholder under this Agreement shall be subject to and limited by the terms and conditions of any indemnity agreement and any other conditions the underwriter may impose. The failure of Shareholder to comply with the provision of this paragraph shall relieve the Company of the obligation to register the Shares as provided by this Agreement.

     Section 2. COMPLIANCE WITH LAW.

     Any registration statement filed by the Company pursuant to the Act shall comply in all respects with the Act and all rules and regulations of the SEC applicable to such registration statement. At such time as any registration statement (or notice) becomes effective, the Company shall supply to the Shareholders and to any person or underwriter acting on their behalf, sufficient copies of the prospectus used in connection with the registration statement for the Shareholder to sell publicly the registered Shares. With respect to any registration of Shares subject to this Agreement, the Company, at its expense, agrees to qualify or register the Shares in any state in which the Shareholder requests that the Shares be qualified or registered, to the extent that the Company is reasonably able to do so, and the Company shall maintain such qualification or registration in effect for so long as the registration statement is in effect.

     Section 3. SHAREHOLDERS' CONSENT AND OBLIGATION TO FURNISH INFORMATION.

     The Shareholders shall promptly provide to the Company such consents and information as may be reasonably required by the Company in order to perform its obligations under Section 1 hereof. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 1(a) or 1(b) or 6(a) or 6(b) that the Shareholder shall furnish to the Company such information regarding the Shareholder and the Shares held by it, and the intended method of disposition of such securities as shall be required to effect the registration of the Shares.

     Section 4. "MARKET STAND-OFF" AGREEMENT.

     The Shareholder agrees that it will not, to the extent requested by the Company and an underwriter, sell or otherwise transfer or dispose of any Shares (other than Shares being registered in such offering) for up to that period of time following the effective date of a registration statement of the Company filed under the Act as is requested by the managing underwriter(s) of such offering. The Company agrees that any lock-up agreement obtained by the underwriter with respect to the Shareholder will be no longer than any similar agreement applicable to the Company or to Mr. Maurice Needham or Mr. Lyle Jensen in connection with any Shares of the Company registered by any of them pursuant to such registration statement.

     Section 5. REPORTS.

     The Company at all times will comply with the Act and will file such reports and disclosures as may be required by the Act or any rules or regulations promulgated thereunder. If the Company becomes subject to the Securities Exchange Act of 1934 (the "Exchange Act"), the Company agrees to file timely all reports required by the Exchange Act. If the Company becomes a listed company on NASDAQ or any national securities exchange, the Company shall file all reports necessary to maintain such listing.

     Section 6. INDEMNIFICATION.

          (a) COMPANY. The Company agrees to indemnify and hold harmless any selling Shareholder and any underwriter, to the extent applicable, and any person who, within the meaning of the Act (or the Exchange Act), controls any of such persons (hereafter collectively called the "Selling Group") for, from, and against any losses, claims, damages, or liabilities, joint and several, to which the Selling Group, or any of them, may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in a registration statement, or the prospectus which is a part thereof, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to be stated therein to make the statements therein not misleading; and will reimburse the Selling Group and each of them, for any legal or other expenses and costs reasonably incurred by them in connection with the investigation or defense of any such loss, claim, damage, liability, or action; provided, however, that the Company will not be liable under this Section 6(a) if any such loss, claim, or liability arises solely out of or is based solely on an untrue statement or alleged untrue statement or omission or alleged omission made in the registration statement or the prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Selling Group or any of them. A member of the Selling Group, who is treated as a control person under the Act or the Exchange Act, shall be covered by and included within the indemnity provided by this
Section 6(a) for all losses, claims, damages, liabilities, and expenses asserted in connection with the registration statement, notice or the sale of the Shares, whether or not based on Section 15 of the Act or Section 20 of the Exchange Act. The indemnity obligation provided herein is in addition to any liability or obligation which the Company may otherwise have to the Selling Group or any of them or which may exist at common law or under any statute.

          (b) SELLING GROUP. The Selling Group and each of them will indemnify and hold harmless the Company, each of its directors, each of its officers who signs the registration statement, and any person who controls the Company within the meaning of the Act (or the Exchange Act) for, from and against any losses, claims, damages, or liabilities to which the Company or any such director or officer or controlling person may become subject, under the Act, the Exchange Act, or otherwise, if such losses, claims, damages, or liabilities (or actions in respect hereof) arise solely out of or are based solely on any untrue or alleged untrue statement of a material fact contained in the registration statement and the prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to be stated therein to make the statements therein not misleading, in each case if, and only if, such untrue statement or alleged untrue statement or omission or alleged omission was made in the registration statement or the prospectus or such amendment or supplement in reliance upon and in conformity with written information concerning the Selling Group furnished to the Company by or on behalf of the Selling Group for use in the registration statement and the prospectus or any amendment or supplement thereto, and will reimburse any legal or other expense reasonably incurred by the Company or such director or officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability, or action. This indemnity obligation provided hereunder is in addition to any other liability or obligation which the Selling Group may otherwise have to the Company or which may exist at common law or under any statute.

          (c) CLAIMS.  Promptly after receipt by an indemnified party under this
Section 6(c) of notice of the commencement of any action or the initiation of any proceeding (including, without limitation, arbitration), the indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 6(c), notify the indemnifying party in writing of the commencement thereof; but the failure to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 6(c). In case any such action is brought against any indemnified party and such indemnified party notifies any indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, assume the defense thereof with counsel who shall be reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election to so assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 6(c) for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. In any such action, any indemnified party shall have the right to retain his own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The indemnifying party shall not be liable for any settlement of any proceeding or claim effected without its written consent, but if settled with such consent or if there is a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party for, from and against any loss or liability by reason of such settlement or judgment.

          (d) ENFORCEABILITY. If the indemnification provided in Sections 6(a), 6(b) and 6(c) is for any reason, other than as specified in such subparagraphs, held by a court to be unavailable and the Company or the Selling Group has been required to pay damages as a result of a determination by a court that the preliminary prospectus, registration statement, the prospectus, or any amendment or supplement thereto contains an untrue statement of a material fact or omits to state a material fact necessary to be stated therein to make the statements therein not misleading, then the Company shall contribute to the damages paid by the Selling Group and the Selling Group shall contribute to the damages paid by the Company, but in each case only to the extent that such damages arise out of or are based upon such untrue statement or omission, in such proportion as is appropriate to reflect the relative fault of the Company and the Selling Group in connection with the statements or omissions which resulted in such damages, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company or the Selling Group and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such untrue statement or omission. For purposes of this Section 6(d), the term "damages" shall include any legal or other expenses reasonably incurred by the Company or the Selling Group in connection with investigating or defending any action or claim which is the subject of the contribution provisions of this Section 6(d). No person adjudged guilty of fraudulent misrepresentation within the meaning of Section 11 of the Act shall be entitled to contribution from any person who was not adjudged guilty of such fraudulent misrepresentation. (e) Term. The agreements contained in Sections 6(a) through
(d) shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Selling Group or any of them, or by or on behalf of the Company, any of its directors or officers, or any person controlling the Company, and (ii) any termination of this Agreement. A successor of the Selling Group, or any of them, or of the Company, or any director or officer thereof, or any person controlling the Selling Group or the Company shall be entitled to the benefits of the agreements contained in Sections 6(a) through (e).

          Section 7. NOTICE.

          Any notices required or permitted to be given hereunder shall be in writing and may be served personally or by mail; and if served shall be addressed as follows:

                  If to the Company:

                           Biometric Technologies Corp.
                           Attn:  Lyle Jensen, Chief Executive Officer
                           1000 South Priest
                           Tempe, Arizona  85281
                           Telephone 602-968-2000
                           Facsimile 602-921-9830

                  With a copy to:

                           James E. Brophy III
                           Ryley, Carlock & Applewhite
                           Suite 2700
                           101 North First Avenue
                           Phoenix, Arizona  85003-1973

                  If to the Shareholder:

                           Palomar Technologies, Inc.
                           Attn:  Paul Weiner, Director of Finance
                           45 Hartwell Avenue
                           Lexington, Massachusetts 02173
                           Telephone:  (781) 676-7300
                           Facsimile:  (781) 676-7330

                  With a copy to:

                           Palomar Technologies, Inc.
                           Attn:  General Counsel
                           45 Hartwell Avenue
                           Lexington, Massachusetts 02173
                           Telephone:  (781) 676-7300
                           Facsimile:  (781) 676-7330

          Any notice (or response to notice) given by mail shall be deemed given and received if personally delivered by commercial courier or mail at the address as specified above. Notice given personally shall be deemed given and received upon delivery to the party to whom such notice is addressed. Any party may by written notice to the other specify a different address for notice purposes.

          Section 8. BINDING AGREEMENT, ASSIGNABILITY.

          This Agreement shall be binding upon each of the parties hereto and the heirs, successors and assigns of each. The registration rights hereunder are assignable, but only in connection with the sale or transfer of the Shares; the foregoing notwithstanding, any pledgee (and any assignee or successor of such pledgee) of all or part of the Shares shall have the same rights to require or obtain registration of the Shares as the Shareholder who is the record owner of such pledged Shares, and the pledgee of such Shares shall be deemed to be a third party beneficiary of the Agreement who is entitled to enforce the terms and conditions hereof to the same extent as if such pledgee were a Shareholder of the Shares so pledged.

          Section 9. ATTORNEYS' FEES.

          In the event any legal action or proceeding of any nature (including arbitration) is brought by any party hereto to enforce its rights hereunder, the prevailing party shall be entitled to attorneys' fees and all costs and expenses, whether or not such costs and expenses are taxable. The parties agree that failure to register the Shares as required hereunder may cause irreparable harm to the party seeking registration; accordingly, the parties agree that the remedy of specific performance is available to any nonbreaching party hereunder.

          Section 10. RECITALS.

          The recitals shall constitute part of this Agreement.

          Section 11. DURATION.

          Palomar's registration rights under this Agreement shall terminate on the earlier of (i) the date all Shares subject to registration have been registered with the SEC, or (ii) the fifth anniversary of the Effective Date of this Agreement.

          Section 12. GOVERNING LAW.

          This Agreement shall be governed by and construed under the laws of the State of Arizona.

          EXECUTED as of the Effective Date first above written.

                                                 BIOMETRIC TECHNOLOGIES CORP., a
                                                 Delaware corporation


                                                 By:
                                                    ----------------------------
                                                    Its:
                                                        ------------------------

                                                PALOMAR MEDICAL TECHNOLOGIES,
                                                INC., a Delaware corporation


                                                By:
                                                   -----------------------------
                                                   Its:
                                                       -------------------------

                                    EXHIBIT 6

                                 PALOMAR WARRANT


                  THE SECURITIES REPRESENTED BY THIS WARRANT HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAW. THESE SECURITIES MAY NOT BE SOLD OR
                  TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT. ADDITIONALLY, THE TRANSFER OF THESE SECURITIES IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE SHAREHOLDERS' AGREEMENT DATED [ ], 1997, AMONG BIOMETRIC TECHNOLOGIES CORP. AND PALOMAR MEDICAL TECHNOLOGIES, INC. AND CERTAIN OTHER SIGNATORIES THERETO (AS THE SAME MAY BE AMENDED AND RESTATED FROM TIME TO TIME), AND NO TRANSFER OF THESE SECURITIES SHALL BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF BIOMETRIC TECHNOLOGIES CORP.

                          COMMON STOCK PURCHASE WARRANT

No. W-                                                       Issuance Date:
      ----------                                                          , 1997
                                                             -------------



     1. GRANT OF WARRANT. Biometric Technologies Corp., a Delaware corporation, together with any corporation which shall succeed to or assume the obligations of Biometric Technologies Corp. (hereunder, collectively, the "Company"), hereby certifies that, for value received, Palomar Medical Technologies, Inc., a Delaware corporation ("Palomar"), or its assigns or transferees, is entitled, subject to the terms set forth below, to purchase from the Company at any time or from time to time during the Exercise Period (as defined in Section 9), that number of the Company's fully paid and non-assessable shares of Common Stock that is equal to $850,000 at a purchase price of $0.01 per share (such price per share as adjusted from time to time as provided herein is referred to herein as the "Exercise Price"); the value of such Common Stock shall be determined at the Closing Price on the Trigger Event Date (as such terms are defined in Section 9). The number and character of such shares of Common Stock are subject to adjustment as provided herein.

     2. Exercise of Warrant.

          2.1 EXERCISE. This Warrant may be exercised, prior to its expiration pursuant to Section 2.5, by the holder hereof at any time or from time to time during the Exercise Period (as defined in Section 9), by surrender of this Warrant, with the form of subscription at the end hereof duly executed by such holder, to the Company at its principal office, accompanied by payment, by certified or official bank check payable to the order of the Company or by wire transfer to its account, in the amount obtained by multiplying the number of shares of Common Stock for which this Warrant is then being exercised by the Exercise Price then in effect. In the event the Warrant is not exercised in full, the Company, at its expense, will forthwith issue and deliver to or upon the order of the holder hereof a new Warrant or Warrants of like tenor, in the name of the holder hereof or as such holder (upon payment by such holder of any applicable transfer taxes) may request, having in the aggregate on the face or faces thereof the number of shares of Common Stock equal (without giving effect to any adjustment therein) to the number of such shares called for on the face of this Warrant minus the number of such shares (without giving effect to any adjustment therein) for which this Warrant shall have been exercised. Upon exercise of this Warrant in accordance with this Section 2.1, the holder (or such other holder as the holder of this Warrant may request as provided in this
Section 2.1) shall be, and shall be deemed to be, for all purposes a holder of record of the number of shares of Common Stock for which this Warrant has been exercised, notwithstanding any delay or failure of the Company to issue stock certificates as provided in Section 4 hereof. Accordingly, immediately upon exercise the holder (or its designee, as aforesaid) shall have the right to vote on all matters in which holders of Common Stock have a right to vote, shall be deemed a record holder for the purposes of voting, dividends or any other distributions and shall have all other rights of a stockholder of record under the laws of the State of Delaware. Upon any exercise of this Warrant, in whole or in part, the holder hereof may pay the aggregate Exercise Price with respect to the shares of Common Stock for which this Warrant is then being exercised (collectively, the "Exercise Shares") by (a) surrendering its rights to a number of Exercise Shares having a fair market value equal to or greater than the required aggregate Exercise Price, in which case the holder hereof would receive the number of Exercise Shares to which it would otherwise be entitled upon such exercise, less the surrendered shares or (b) payment of cash in the form referred to in the first sentence of this Section 2.1. The Warrant may not be exercised prior to the occurrence of a Triggering Event.

          2.2 CLASS OF STOCK RECEIVABLE UPON EXERCISE. If at the time of exercise the Company has more than one class of Common Stock outstanding, the shares of Common Stock receivable upon exercise of this Warrant shall be shares of Common Stock of the class designated upon such exercise by the holder of this Warrant on the form of subscription at the end hereof duly executed by such holder. If at any time the Common Stock to which this Warrant is applicable is converted into any other class of stock ("Other Securities"), this Warrant shall continue in force and effect and shall be applicable with respect to such Other Securities.

          2.3 CONFLICT WITH OTHER LAWS. Any other provisions hereof to the contrary notwithstanding, no Person which is a bank holding company or a subsidiary of a bank holding company, as defined in the Bank Holding Company Act of 1956, as amended, or other applicable banking laws of the United States of America and the rules and regulations thereunder (a "Bank Affiliate") shall be entitled to exercise the right under this Warrant to purchase any share or shares of Common Stock if, under any law or under any regulation, rule or other requirement of any governmental authority at any time applicable to such Bank Affiliate, (a) as a result of such purchase, such Bank Affiliate would own, control or have power to vote a greater quantity of securities of any kind than the Bank Affiliate shall be permitted to own, control or have power to vote, or
(b) such purchase would not be permitted. For purposes of this Section 2.3, a written statement of the Bank Affiliate exercising this Warrant, delivered upon surrender of the Warrant to the effect that the Bank Affiliate is legally entitled to exercise its right under this Warrant to purchase securities and that such purchase will not violate the prohibitions set forth in the preceding sentence, shall be conclusive and binding upon the Company in all respects and shall obligate the Company to deliver certificates representing the shares of Common Stock so purchased in accordance with the other provisions hereof and shall relieve the Company of any liability under this Section 2.3.

          2.4 TRUSTEE. In the event that a bank or trust company shall have been appointed as trustee for theholder of the Warrant, such bank or trust company shall have all the powers and duties of a warrant agent appointed pursuant to
Section 10 hereof and shall accept, in its own name for the account of the Company or such successor entity as may be entitled thereto, all amounts otherwise payable to the Company or such successor, as the case may be, on exercise of this Warrant pursuant to this Section 2.

          2.5 TERMINATION. This Warrant shall terminate upon the earlier to occur of (a) the exercise in full,(b) the third anniversary following the date of issuance stated on page one of this Warrant.

     3. REGISTRATION RIGHTS. The holder of this Warrant has the right to cause the Company to register shares of Warrant Stock, and any shares issued upon exercise hereof, under the Securities Act and any blue sky or securities laws of any jurisdictions within the United States at the time and in the manner specified in the Registration Agreement dated ____, 1997, between the Company and Palomar; provided that registration rights shall apply only to Warrant Stock (as defined in Section 9) and not to shares of Common Stock reserved by the Company for issuance upon the exercise of this Warrant.

     4. DELIVERY OF STOCK CERTIFICATES ON EXERCISE.

          4.1 DELIVERY. As soon as practicable after the exercise of this Warrant in full or in part, and inany event within five business days thereafter, the Company, at its expense (including the payment by it of any applicable issue taxes), will cause to be issued in the name of and delivered to the holder hereof, or as such holder (upon payment by such holder of any applicable transfer taxes) may direct, a certificate or certificates for the number of fully paid and non-assessable shares of Common Stock (or Other Securities (as defined in Section 2.2)) to which such holder shall be entitled on such exercise, together with any other stock or other securities and property (including cash, where applicable) to which such holder is entitled upon such exercise.

          4.2 FRACTIONAL SHARES. In the event that the exercise of this Warrant, in full or in part, results inthe issuance of any fractional share of Common Stock, then in such event the holder of this Warrant shall be entitled to cash equal to the fair market value of such fractional share as determined in good faith by the Company's Board of Directors.

     5. CONTINUATION OF TERMS. Upon any reorganization, consolidation, merger or transfer (and any dissolution following any transfer) of the Company, this Warrant shall continue in full force and effect and the terms hereof shall be applicable to the shares of stock and other securities and property receivable on the exercise of this Warrant after the consummation of such reorganization, consolidation or merger, or the effective date of dissolution following any such transfer, as the case may be, and shall be binding upon the issuer of any stock or other securities, including, in the case of any such transfer, the person acquiring all or substantially all of the properties or assets of the Company, whether or not such person shall have expressly assumed the terms of this Warrant.

     6. NO IMPAIRMENT. The Company will not, by amendment of its Articles of Incorporation (or similar documents) or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of the Warrant.

     7. NOTICES. In the event of:

          (a) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all the assets of the Company to or any consolidation or merger of the Company with or into any other Person; or

          (b)  any  voluntary  or   involuntary   dissolution,   liquidation  or
winding-up of the Company;

then, and in each such event, the Company will mail or cause to be mailed to the holder of this Warrant a notice specifying the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is anticipated to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or Other Securities) shall be entitled to exchange their shares of Common Stock (or Other Securities) for securities or other property deliverable on such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up. Such notice shall be mailed at least 20 days prior to the date specified in such notice on which any such record or other action is to be taken.

     8. RESERVATION OF STOCK ISSUABLE ON EXERCISE OF WARRANT. The Company will at all times reserve and keep available, solely for issuance and delivery on the exercise of this Warrant, a number of shares of Common Stock equal to the total number of shares of Common Stock from time to time issuable upon exercise of this Warrant, and, from time to time, will take all steps necessary to amend its Articles of Incorporation to provide sufficient reserves of shares of Common Stock issuable upon exercise of this Warrant.

     9. DEFINITIONS. As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

          (a) The term "Common Stock" includes (i) the Company's Common Stock, par value $.001 per share (the "Common Stock"), (ii) any other capital stock of any class or classes (however designated) of the Company, the holders of which shall have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference, and
(iii) any other securities into which or for which any of the securities described in clauses (i) or (ii) above have been converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

          (b) The term "Closing Price" means the closing price of the Common Stock on the trading day that is concurrent with the Trigger Event Date or, if the Trigger Event Date is not a trading day, the trading day that immediately precedes the Trigger Event Date, as reported by any national securities exchange on which the Common Stock is listed or, if the Common Stock is not so listed, the average of the lowest bid and highest asked price for the Common Stock as of 4:00 p.m. New York time, as reported on the NASDAQ Stock Market.

          (c) The term "Exercise Period" shall mean the period beginning on the date of issuance and ending on the third anniversary after the date of issuance.

          (d) The term "Triggering Event" means the occurrence of any of the following events: (i) the Company has gross revenues of $50,000,000 or more, determined in accordance with generally accepted accounting practices consistently applied, for the fiscal year ending December 31, 1998; the Company has net pretax earnings of $4,000,000, determined in accordance with generally accepted accounting practices consistently applied, for any fiscal year ending on or before December 31, 1999; or (ii) the Common Stock, prior to the expiration of this Warrant, trades for $12 or more per share on any national securities exchange on which it is listed or, if not so listed, on the NASDAQ Stock Market for ten (10) consecutive trading days.

          (e) The term "Trigger Event Date" means any date on which a Triggering Event occurs, as defined 9(d).

          (f) The term "Warrant Stock" means shares of Common Stock issued to the holder upon the exercise of this Warrant.

     10. WARRANT AGENT. The Company may, by written notice to the holder of this Warrant, appoint an agent having an office in _______________________ for the purpose of issuing Common Stock on the exercise of this Warrant pursuant to
Section 2 hereof, and exchanging or replacing this Warrant pursuant to the Warrant Agreement, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such agent.

     11. REMEDIES. The Company stipulates that the remedies at law of the holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

     12. BENEFIT. This Warrant shall be binding upon, and inure solely to the benefit of the Company and Palomar and no other person shall acquire or have any right under or by virtue of this Warrant, it being understood that any person who acquires the Warrant (or a portion of the Warrant if the Warrant is sub-divided) directly or indirectly from Palomar shall have the benefits of Palomar hereunder mutatis mutandis.

     13. NOTICES. All notices and other communications from the Company to the holder of this Warrant shall be mailed by first class registered or certified mail, postage prepaid, or sent by overnight courier (or sent in the form of a telecopy) at such address as may have been furnished to the Company in writing by such holder or, until any such holder furnishes to the Company an address, then to, and at the address of, the last holder of this Warrant who has so furnished an address to the Company.

     14. MISCELLANEOUS. In case any provision of this Warrant shall be invalid, illegal or unenforceable, or partially invalid, illegal or unenforceable, the provision shall be enforced to the extent, if any, that it may legally be enforced and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. This Warrant and any term hereof may be changed, waived, discharged or terminated only by a statement in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant shall be governed by and construed in accordance with the domestic substantive laws (and not the conflict of law rules) of the State of Delaware. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof.

                                   **********

     IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer and its corporate seal to be impressed hereon and attested by its Secretary.

Dated as of December     , 1997                    BIOMETRIC TECHNOLOGIES CORP.,
                     ----                          a Delaware corporation



                                                   By:
                                                      --------------------------
                                                      Name:
                                                      Title:

(Corporate Seal)


Attest:


Name:
        --------------------
Title:  Secretary

                              FORM OF SUBSCRIPTION


                         (To be signed only on exercise
                        of Common Stock Purchase Warrant)

TO:  Biometric Technologies Corp., a Delaware corporation


     The undersigned, the Holder of the within Common Stock Purchase Warrant, hereby irrevocably elects to exercise this Common Stock Purchase Warrant for, and to purchase thereunder ___________ shares of Common Stock of Biometric Technologies Corp. and herewith makes payment of $___________ therefor, and requests that the certificates for such shares be issued in the name of, and delivered to _______________, whose address is _______________.



Dated:
                                 (Signature must conform in all respects to name
                                  of Holder as specified on the face of the Warrant)


                                 [HOLDER]


                                  By:
                                     -------------------------------------------
                                     Name:
                                     Title:

                                 Address:
                                         ---------------------------------------
                                         ---------------------------------------
                                         ---------------------------------------

                               FORM OF ASSIGNMENT

                   (To be signed only on transfer of Warrant)


     For value received, the undersigned hereby sells, assigns, and transfers unto __________ the right represented by the within Warrant to purchase _____ shares of Common Stock of Biometric Technologies Corp., a Delaware corporation, to which the within Warrant relates, and appoints ______________ attorney to transfer such right on the books of Biometric Technologies Corp. with full power of substitution in the premises.

                                                  [HOLDER]



Dated:                                            By:
                                                     ---------------------------
                                                     Name:
                                                     Title:


Signed in the presence of:



--------------------------

                                    EXHIBIT 7

                    PENDING LITIGATION INVOLVING DYNACO CORP.
                                AND SUBSIDIARIES

                                    EXHIBIT 7

                    PENDING LITIGATION INVOLVING DYNACO CORP.
                                AND SUBSIDIARIES


         Dynaco            -        None Known


         ITI               -        None Known


         Dynamem           -        Ed Johnston employment contract dispute and
                                    lawsuit


         Comtel            -        Envirotech/Multi Tech environmental clean-up
                                    dispute and lawsuit